    As filed with the Securities and Exchange Commission on April 30, 2009
                                                     Registration No. 811-08162
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               -----------------

                                   FORM N-1A

                            AMENDMENT NO. 38 TO THE
                            REGISTRATION STATEMENT
                                     UNDER
                      THE INVESTMENT COMPANY ACT OF 1940

                               -----------------

                          Master Investment Portfolio
              (Exact Name of Registrant as Specified in Charter)

                               -----------------

                               400 Howard Street
                            San Francisco, CA 94105
                   (Address of Principal Executive Offices)

                  Registrant's Telephone Number: 415-597-2000

                               -----------------

                    c/o State Street Bank and Trust Company
                             200 Clarendon Street
                               Boston, MA 02116
                    (Name and Address of Agent for Service)

                               -----------------

                                With a copy to:

                               Leonard A. Pierce
                   Wilmer Cutler Pickering Hale and Dorr LLP
                                60 State Street
                               Boston, MA 02109

================================================================================

                          MASTER INVESTMENT PORTFOLIO

                    GOVERNMENT MONEY MARKET MASTER PORTFOLIO
                         MONEY MARKET MASTER PORTFOLIO
                      PRIME MONEY MARKET MASTER PORTFOLIO
                     TREASURY MONEY MARKET MASTER PORTFOLIO

                                EXPLANATORY NOTE

This is the combined Part A and Part B for the Government Money Market Master Portfolio, Money Market Master Portfolio, Prime Money Market Master Portfolio and Treasury Money Market Master Portfolio (each, a "Master Portfolio" and collectively, the "Master Portfolios"). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio ("MIP"), an open-end, series management investment company.

Each Master Portfolio operates as part of a master-feeder structure, and a corresponding feeder fund (a BGIF Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the BGIF Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act"), of Barclays Global Investors Funds ("BGIF") (File Nos. 33-54126; 811-07332) that relates to and includes the prospectus(es) and statement of additional information of Government Money Market Fund, Institutional Money Market Fund, Prime Money Market Fund and Treasury Money Market Fund (each, a "BGIF Feeder Fund" and collectively, the "BGIF Feeder Funds"). Each BGIF Feeder Fund invests all of its assets in a Master Portfolio. Government Money Market Fund invests all of its assets in Government Money Market Master Portfolio. Prime Money Market Fund invests all of its assets in Prime Money Market Master Portfolio. Treasury Money Market Fund invests all of its assets in Treasury Money Market Master Portfolio. Institutional Money Market Fund invests all of its assets in Money Market Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BGIF files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a supplement to a BGIF Feeder Fund's prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BGIF Feeder Fund's current prospectus and statement of additional information, as supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

                                     PART A

                                 APRIL 30, 2009


THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY "SECURITY" WITHIN THE MEANING OF THE 1933 ACT.


The Master Portfolios' Part B, dated April 30, 2009, is incorporated by reference into this Part A.


Responses to Items 1 through 3 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each Master Portfolio's investment objective, principal investment strategies, related risks and disclosure of portfolio holdings from the following sections of the
Prospectus: "Investment Objectives," "Principal Investment Strategies" and "Principal Risk Factors."

A description of the Master Portfolios' policies and procedures with respect to the disclosure of the Master Portfolios' portfolio holdings is available in the SAI and is available free of charge by calling 1-877-BGI-1544 (1-877-244-1544) (toll-free).

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

Barclays Global Fund Advisors ("BGFA") serves as investment adviser to the Master Portfolios. BGFA manages the investing of the Master Portfolios' assets and provides the Master Portfolios with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP's board of trustees (the "Board of Trustees" or the "Board") and in conformity with Delaware law and the stated policies of the Master Portfolios.

MIP incorporates by reference the information concerning each Master Portfolio's and MIP's management from the following section of the Prospectus:
"Management of the Funds - Investment Adviser."

MIP further incorporates by reference additional management information from the following section of the Prospectus: "Management of the Fund - Administrative Services."

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. Each Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an "interestholder") of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series:
Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath(Reg.
TM) Retirement Master Portfolio, LifePath 2010 Master Portfolio(Reg. TM), LifePath 2020 Master Portfolio(Reg. TM), LifePath 2030 Master Portfolio(Reg.
TM), LifePath 2040 Master Portfolio(Reg. TM), LifePath(Reg. TM) 2050 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Index Master Portfolio. Interests in the listed master portfolios that are not covered in this Part A and in Part B are offered pursuant to separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of each other series.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, CA 94105.

Please see Item 17 for a further description of MIP's capital structure.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder's proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio's aggregate net assets ("Net Assets") (I.E., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio's Net Assets is generally determined as of 5:00 p.m. Eastern Time (or, if a Master Portfolio closes early, at such closing time) ("Valuation Time") on each day that the primary markets for the Master Portfolio's portfolio securities (I.E., the bond markets) are open and the Fedwire Funds Service is open (a "Business Day"). The holidays on which both the Fedwire and the bond markets are closed currently are: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. The Prime Money Market Master Portfolio does not intend to (but reserves the right to) close early on a Business Day prior to a U.S. national holiday for the bond markets if the bond markets close early (typically 2:00 p.m. Eastern Time) on such Business Day. The Government Money Market Master Portfolio and the Treasury Money Market Master Portfolio generally will close early on a Business Day prior to a U.S. national holiday for the bond markets if the bond markets close early on such Business Day.

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio's Net Assets by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day; and (ii) the denominator of which is the Master Portfolio's Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.


In calculating each Master Portfolio's net asset value ("NAV"), the Master Portfolios' investments are valued on the basis of amortized cost.


MIP also incorporates by reference the information from the following section of the SAI: "Determination of Net Asset Value."


An investor in the Master Portfolios may redeem all or any portion of its interest on any Business Day at the NAV next determined after a redemption request is received in proper form. The Master Portfolios will generally remit the proceeds from a redemption the same day after receiving a redemption request in proper form. A Master Portfolio can delay payment for one day, or longer than one day, under extraordinary circumstances. Generally, those extraordinary circumstances are when (i) the New York Stock Exchange (the "NYSE") is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio's investments is not reasonably practicable; or (iv) for such other periods as the Securities and Exchange Commission ("SEC") by order may permit. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.


The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities held by Master Portfolios rather than in cash. These "in-kind" redemptions may occur if the amount to be redeemed is large enough to affect a Master Portfolio's operations (E.G., if it represents more than 1% of a Master Portfolio's assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be declared and paid as a distribution daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios' net investment income for a Saturday, Sunday or holiday will be distributed to investors of record as of the Valuation Time on the previous Business Day. Allocations of the Master Portfolios' net investment income will be distributed to an interestholder's account on the applicable payment date.

Any net capital gains realized by a Master Portfolio will be distributed at least annually to an interestholder's account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders PRO RATA in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectus: "Shareholder Information - Frequent Trading in Fund Shares."

TAXES


Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor's share of a Master Portfolio's income, gain, loss, deduction, and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor's U.S. federal income tax liability. As a non-publicly traded partnership, a Master Portfolio will be deemed to have "passed through" to interestholders their proportionate share of the Master Portfolio's interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor's beneficial interests in the Master Portfolio. Such distributions will reduce an investor's tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its interestholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Code, and 90% of its net tax-exempt interest (if any) for each taxable year).


ITEM 7. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a "master" in a "master/feeder" structure. Only "feeder funds" - I.E., investment companies that are "accredited investors" and invest all of their assets in the Master Portfolios - or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. SEI Investments Distribution Co. ("SEI") is the placement agent for the Master Portfolios. In addition, SEI provides certain compliance related, sales related and other services for the Master Portfolios pursuant to a Service Standards Agreement with Barclays Global Investors, N.A. ("BGI"), the administrator, and BGI compensates SEI for these services.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

                          MASTER INVESTMENT PORTFOLIO

                    GOVERNMENT MONEY MARKET MASTER PORTFOLIO
                         MONEY MARKET MASTER PORTFOLIO
                      PRIME MONEY MARKET MASTER PORTFOLIO
                     TREASURY MONEY MARKET MASTER PORTFOLIO

                  PART B - STATEMENT OF ADDITIONAL INFORMATION


                                 APRIL 30, 2009


ITEM 9. COVER PAGE AND TABLE OF CONTENTS.


Master Investment Portfolio ("MIP" or the "Trust") is an open-end, series management investment company. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the combined Part A, also dated April 30, 2009, of the Government Money Market Master Portfolio, Money Market Master Portfolio, Prime Money Market Master Portfolio and Treasury Money Market Master Portfolio (each, a "Master Portfolio" and collectively, the "Master Portfolios"). All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of the Government Money Market Fund, Institutional Money Market Fund, Prime Money Market Fund and Treasury Money Market Fund (each, a "BGIF Feeder Fund" and collectively, the "BGIF Feeder Funds"), as amended, revised or supplemented from time to time (the "SAI"). A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o State Street Bank and Trust Company, Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130 or by calling 1-888-204-3956. MIP's registration statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

                                TABLE OF CONTENTS


                                                                       PAGE
                                                                      -----
         ITEM 10 TRUST HISTORY                                          B-2
         ITEM 11 DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR         B-2
    INVESTMENTS AND RISKS
         ITEM 12 MANAGEMENT OF THE TRUST                                B-2
         ITEM 13 CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS     B-3
         ITEM 14 INVESTMENT ADVISORY AND OTHER SERVICES                 B-4
         ITEM 15 PORTFOLIO MANAGERS                                     B-5
         ITEM 16 BROKERAGE ALLOCATION AND OTHER PRACTICES               B-5
         ITEM 17 CAPITAL STOCK AND OTHER INTERESTS                      B-6
         ITEM 18 PURCHASE, REDEMPTION AND PRICING OF INTERESTS          B-6
         ITEM 19 TAXATION OF THE TRUST                                  B-7
         ITEM 20 UNDERWRITERS                                           B-8
         ITEM 21 CALCULATIONS OF PERFORMANCE DATA                       B-8
         ITEM 22 FINANCIAL STATEMENTS                                   B-8

ITEM 10. TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios.

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.


INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio's additional investment strategies, risks and restrictions from the following sections of the SAI: "Description of the Funds and their Investments and Risks - Investment Objectives and Policies," "Description of the Funds and their Investments and Risks - Master/Feeder Structure," "Description of the Funds and their Investments and Risks - Fundamental Investment Restrictions of the Funds," "Description of the Funds and their Investments and Risks - Non-Fundamental Investment Restrictions of the Funds" and "Description of the Funds and their Investments and Risks - Investments and Risks."


PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio's policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI:
"Description of the Funds and their Investments and Risks - Portfolio Holdings Information."

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the section of Part A entitled "Management, Organization and Capital Structure."

MIP incorporates by reference the information concerning the management of the Trust and the Master Portfolios from the following section of the SAI:
"Management." The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same Lead Independent Trustee and the same committee structure as the Board of Trustees of BGIF.


COMPENSATION OF TRUSTEES. Effective as of January 1, 2009, the Trust pays each Independent Trustee the Trust's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $60,000; (ii) a per meeting fee of $6,000 for meetings of the Board attended by the Trustee; (iii) a committee meeting fee of $2,500 for each Audit Committee meeting attended by the Trustee; and (iv) a committee meeting fee of $2,000 for each Nominating and Governance Committee meeting attended by the Trustee. The Chairperson of the Audit Committee is paid the Trust's allocable share of an annual fee of $10,000 and the Chairperson of the Nominating and Governance Committee is paid the Trust's allocable share of an annual fee of $5,000. The Lead Independent Trustee is paid the Trust's allocable share of an additional annual base fee of $17,500. These Independent Trustee fees and expenses are allocated between the Trust and MIP, based on their respective assets under management.

During the period January 1, 2008 through December 31, 2008, the Trust paid each Independent Trustee the Trust's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $50,000; (ii) a per meeting fee of $5,500 for meetings of the Board attended by the Trustee; and (iii) a committee meeting fee of $2,000 for each committee meeting attended by the Trustee. The Chairperson of the Audit Committee was paid the Trust's allocable share of an annual fee of $8,500 and the Chairperson of the Nominating and Governance Committee was paid the Trust's allocable share of an annual fee of $3,000. The Lead Independent Trustee was paid the Trust's allocable share of an additional annual base fee of $15,000. These Independent Trustee fees and expenses were allocated between the Trust and MIP, based on their respective assets under management.


The Trust reimburses each Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending Board and committee meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the fund complex, as defined in Form N-1A under the 1940 Act.

COMPENSATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008
-------------------------------------------



                               AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INTERESTED TRUSTEE        FROM THE TRUST        FROM FUND COMPLEX(1)
----------------------------  ------------------------  ---------------------
Lee T. Kranefuss                         $0                       $0
H. Michael Williams                      $0                       $0


                                 AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INDEPENDENT TRUSTEES        FROM THE TRUST        FROM FUND COMPLEX(1)
------------------------------  ------------------------  ---------------------
Mary G. F. Bitterman            $ 86,166                         $117,000
A. John Gambs                   $ 98,284                         $133,500
Hayne E. Leland                 $ 83,896                         $114,000
Jeffrey M. Lyons                $ 92,021                         $125,000
Wendy Paskin-Jordan             $ 88,022                         $119,500
Leo Soong                       $101,970                         $138,500


-------
(1)Includes compensation for services on the Board of Trustees of BGIF.


CODES OF ETHICS. MIP has the same code of ethics as BGIF. MIP incorporates by reference the code of ethics information from the following section of the SAI:
"Management - Codes of Ethics."

PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following section of the SAI:
"Management - Proxy Voting Policies of the Master Portfolios."


INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o Barclays Global Investors, N.A. - Mutual Fund Administration, 400 Howard Street, San Francisco, CA 94105. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of the Trust and reported to the Board of Trustees.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.


As of March 31, 2009, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of a Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.




                                                                          PERCENTAGE OF    NATURE OF
        MASTER PORTFOLIO          NAME AND ADDRESS OF INTERESTHOLDER    MASTER PORTFOLIO   OWNERSHIP
------------------------------- -------------------------------------- ------------------ ----------
Government Money Market         BGIF Government Money Market Fund              100%         Record
Master Portfolio                c/o Barclays Global Investors Funds
                                400 Howard Street
                                San Francisco, CA 94105
Money Market Master Portfolio   BGIF Institutional Money Market Fund            96%         Record
                                c/o Barclays Global Investors Funds
                                400 Howard Street
                                San Francisco, CA 94105
Prime Money Market Master       BGIF Prime Money Market Fund                    96%         Record
Portfolio                       c/o Barclays Global Investors Funds
                                400 Howard Street
                                San Francisco, CA 94105

                                                                          PERCENTAGE OF    NATURE OF
       MASTER PORTFOLIO           NAME AND ADDRESS OF INTERESTHOLDER    MASTER PORTFOLIO   OWNERSHIP
------------------------------ --------------------------------------- ------------------ -----------
Treasury Money Market Master   BGI Cayman Treasury Money Market Fund            7%           Record
Portfolio                      c/o Barclays Global Investors Funds
                               400 Howard Street
                               San Francisco, CA 94105
                               BGIF Treasury Money Market Fund                 93%           Record
                               c/o Barclays Global Investors Funds
                               400 Howard Street
                               San Francisco, CA 94105


For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a BGIF Feeder Fund, or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to the Trust (E.G., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.


As of March 31, 2009, no Trustee owned any beneficial interest in the Trust, and the Trustees and principal officers of the Trust as a group beneficially owned less than 1% of the outstanding beneficial interests of the fund complex, as defined in Form N-1A under the 1940 Act.


ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 5 and 7 in Part A.

INVESTMENT ADVISER. MIP incorporates by reference the information concerning the investment adviser from the following sections of the SAI: "Investment Adviser and Other Service Providers - Investment Adviser" and "Investment Adviser and Other Service Providers - Advisory Fees."


For the fiscal years shown below, each Master Portfolio paid the following advisory fees to Barclays Global Fund Advisors ("BGFA"), net of waivers and/or offsetting credits:




                                             FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                                 12/31/2006           12/31/2007          12/31/2008
------------------------------------------  -------------------  -------------------  ------------------
Government Money Market Master Portfolio        $  119,967           $    80,694          $   338,656
Money Market Master Portfolio                   $4,950,869           $14,314,429          $21,342,064
Prime Money Market Master Portfolio             $8,164,113           $ 7,101,580          $ 8,671,710
Treasury Money Market Master Portfolio            ($23,305)             ($12,949)         $   108,966


For the fiscal years shown below, BGFA waived the following advisory fees payable by the Master Portfolios:



                                             FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                                 12/31/2006           12/31/2007          12/31/2008
------------------------------------------  -------------------  -------------------  ------------------
Government Money Market Master Portfolio         $   31,382           $   45,409          $  385,042
Money Market Master Portfolio                    $1,517,354           $6,206,855          $9,808,245
Prime Money Market Master Portfolio              $1,955,784           $3,474,415          $6,623,975
Treasury Money Market Master Portfolio           $   85,545           $  153,279          $  468,309



The fees and expenses of the Independent Trustees of MIP, counsel to the Independent Trustees of MIP, and the independent registered public accounting firm that provides audit and non-audit services in connection with the Master Portfolios (collectively referred to as the "MIP Independent Expenses") are paid directly by the Master Portfolios. For the fiscal year ended December 31, 2007, BGFA voluntarily agreed to cap the expenses of the Master Portfolios at the rate at which the Master Portfolios paid advisory fees to BGFA and, therefore, BGFA provided an offsetting credit against the advisory fees paid by the Master Portfolios in an amount equal to the non-extraordinary MIP Independent Expenses. For the period January 1,

2007 through April 30, 2011, each of BGI and BGFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses.


For the fiscal years shown below, BGFA provided an offsetting credit, in the amounts shown, against advisory fees paid with respect to the Master
Portfolios:



                                             FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                                 12/31/2006           12/31/2007          12/31/2008
------------------------------------------  -------------------  -------------------  ------------------
Government Money Market Master Portfolio          $24,138              $ 25,261            $ 14,818
Money Market Master Portfolio                     $68,573              $168,674            $371,834
Prime Money Market Master Portfolio               $99,892              $121,529            $166,941
Treasury Money Market Master Portfolio            $23,305              $ 25,470            $ 15,067


ADMINISTRATOR. MIP incorporates by reference the information concerning BGI, as the administrator of the Master Portfolios, from the following section of the
SAI: "Investment Adviser and Other Service Providers - Administrator."

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as it is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BGI or an affiliate receives advisory fees from the Master Portfolios.

PLACEMENT AGENT. SEI is the placement agent for the Master Portfolios. SEI is a registered broker-dealer located at One Freedom Valley Drive, Oaks, PA 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent. See "Underwriters" at Item 20 below.


CUSTODIAN. State Street Bank and Trust Company ("State Street") is the Master Portfolios' custodian and is located at 200 Clarendon Street, Boston, MA 02116. State Street is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.


TRANSFER AND DIVIDEND DISBURSING AGENT. State Street also acts as the Master Portfolios' transfer and dividend disbursing agent. For its services as transfer and dividend disbursing agent to the Master Portfolios, State Street is entitled to receive fees based on the Master Portfolios' net assets. See "Expenses."

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP ("PwC"), located at Three Embarcadero Center, San Francisco, CA 94111, serves as the independent registered public accounting firm for the Trust. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.


LEGAL COUNSEL. Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, MA 02109, serves as legal counsel to the Trust, MIP and BGFA.


EXPENSES. BGI has agreed to bear all costs of the Master Portfolios' and MIP's operations, other than brokerage expenses, advisory fees, distribution plan expenses, MIP Independent Expenses, litigation expenses, taxes or other extraordinary expenses. BGI has contracted with State Street to provide certain sub-administration services for the Master Portfolios, and BGI pays State Street for these services. Each of BGI and BGFA, as applicable, has also contractually undertaken to reimburse or credit the Master Portfolios for MIP Independent Expenses. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolios. General expenses of MIP shall be allocated among its portfolios in a manner that is proportionate to the Net Assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS.

Not applicable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios' policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: "Portfolio Transactions."

ITEM 17. CAPITAL STOCK AND OTHER INTERESTS.


Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate PRO RATA in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made PRO RATA in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share PRO RATA in the Master Portfolio's net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. The Trust may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.


Each interestholder is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for interestholders' vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with
Item 6 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 6 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios' and MIP's pricing of interests from the following section of the
SAI: "Determination of Net Asset Value."

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, the Trust shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the NAV thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate NAV of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class, of interests equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate NAV of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of the Trust equal to or in excess of a percentage of the aggregate outstanding interests of the Trust, or a percentage of the aggregate NAV of the Trust, as determined from time to time by the Trustees.


ITEM 19. TAXATION OF THE TRUST.


MIP is organized as a statutory trust under Delaware law. Under MIP's current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor's share (as determined in accordance with the governing instruments of MIP) of a Master Portfolio's income, gain, loss, deduction, and credit generally will be included in determining the investor's U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


Each Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.


It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its shareholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Code, and 90% of its net tax-exempt interest (if any) for each taxable year). Each Master Portfolio shall enable such regulated investment companies to meet their Subchapter M requirements by investing in the Underlying Funds, each of which is treated as either a disregarded entity, non-publicly traded partnership or regulated investment company for U.S. federal income tax purposes.

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor's interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Master Portfolio and includes a disproportionate share of any "unrealized receivables" or inventory that has substantially appreciated in value as provided in Section 751 of the Code held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor's interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor's share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions to the investor, the tax basis of any property distributed to the investor from the Master Portfolio, and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their shareholders.

Some of a Master Portfolio's investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated investment company that invests in a Master Portfolio to maintain its status under the Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.


The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 7 in Part A.

In addition, SEI provides certain compliance related, sales related and other services for MIP pursuant to a Service Standards Agreement with BGI, and BGI compensates SEI for these services.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.


The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm's reports for the BGIF Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2008 are included in the Master Portfolios' Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 6, 2009 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts B delivered to interestholders or prospective interestholders.

                          MASTER INVESTMENT PORTFOLIO

                         ACTIVE STOCK MASTER PORTFOLIO
                        COREALPHA BOND MASTER PORTFOLIO

                                EXPLANATORY NOTE

This is the combined Part A and Part B for the Active Stock Master Portfolio and the CoreAlpha Bond Master Portfolio (each, a "Master Portfolio", and collectively, the "Master Portfolios"). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio ("MIP" or the "Trust"), an open-end, series management investment company.

Each of the Master Portfolios is one of the underlying funds in which the following other portfolios of MIP invest a portion of their assets pursuant to a fund of funds structure: LifePath(Reg. TM) Retirement Master Portfolio, LifePath 2010 Master Portfolio(Reg. TM), LifePath 2020 Master Portfolio(Reg.
TM), LifePath 2030 Master Portfolio(Reg. TM), LifePath 2040 Master Portfolio(Reg. TM) and LifePath(Reg. TM) 2050 Master Portfolio. Each of these LifePath Master Portfolios operates as a master as part of a master-feeder structure; the feeder funds in this structure include the LifePath series of Barclays Global Investors Funds ("BGIF"), a separate publicly offered investment company. Each feeder fund invests all of its assets in a corresponding LifePath Master Portfolio. Each of the Master Portfolios may have other accredited investors and may operate as a direct master fund as part of a master-feeder structure, in which case a feeder fund would invest all of its assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the feeder fund.

                                     PART A

                                 APRIL 30, 2009


THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY "SECURITY" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").


The Master Portfolios' Part B, dated April 30, 2009, is incorporated by reference into this Part A.


Responses to Items 1 through 3 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act").


ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.


INVESTMENT OBJECTIVES

o The Active Stock Master Portfolio seeks to provide long-term appreciation of capital.

o The CoreAlpha Bond Master Portfolio seeks to provide a combination of income and capital growth.

Each Master Portfolio's investment objective is non-fundamental, which means it can be changed by MIP's board of trustees (the "Board of Trustees" or the "Board") without interestholder approval. The investment objective and principal investment strategies of a Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolios will be achieved.

PRINCIPAL INVESTMENT STRATEGIES


ACTIVE STOCK MASTER PORTFOLIO. The Active Stock Master Portfolio invests, under normal circumstances, at least 80% of its assets in common stocks. The Master Portfolio invests primarily in equity securities of U.S. companies with market capitalizations similar to the range of market capitalizations represented in the S&P 500 Index. Barclays Global Fund Advisors ("BGFA" or the "Investment Adviser"), the Master Portfolio's investment adviser, invests the Master Portfolio's assets using a proprietary quantitative model that is designed to select stocks based on an analysis of a wide range of company-specific factors, such as relative values based on earnings and cash flows; earnings quality as measured by the company's financial condition and earnings reports; sentiment as expressed through management and market participant behavior; and industry classification. BGFA considers risk parameters in deciding upon the Master Portfolio's aggregate holdings, and factors trading costs into its stock selection process.


COREALPHA BOND MASTER PORTFOLIO. BGFA, the investment adviser of the CoreAlpha Bond Master Portfolio, invests the Master Portfolio's assets pursuant to a systematic method that relies on proprietary quantitative models to allocate assets among various bond sectors by evaluating each sector's relative value and risk-adjusted return. BGFA's models also allocate assets among bonds of different maturities based on yield characteristics and expectations. Specific investment selection decisions are made on the basis of evaluations of relative value, credit quality and other factors. The Master Portfolio invests, under normal circumstances, at least 80% of its assets in bonds. For the purposes of this strategy, "bonds" include the following: obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; mortgage-backed securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, including U.S. agency mortgage pass-through securities; commercial mortgage-backed securities; debt obligations of U.S. corporations; dollar-denominated debt obligations of foreign issuers; municipal securities; and asset-backed securities. The Master Portfolio invests a substantial portion of its assets in U.S.-registered, dollar-denominated bonds. The Master Portfolio may invest in bonds of any maturity or duration.


The CoreAlpha Bond Master Portfolio may invest a significant portion of its assets in U.S. agency mortgage pass-through securities, which are securities issued by entities such as the Government National Mortgage Association ("Ginnie Mae") and the Federal National Mortgage Association ("Fannie Mae") that are backed by pools of mortgages. Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage-backed securities to be delivered are not specified until a few days prior to settlement. The Master Portfolio expects to enter into such contracts on a regular basis.

Although the CoreAlpha Bond Master Portfolio normally invests primarily in investment-grade securities, it may also invest up to 10% of its assets in securities rated below investment-grade. Investment-grade securities are those rated at least "Baa" by

Moody's(Reg. TM) Investors Service, Inc. ("Moody's"), or "BBB" by Standard & Poor's(Reg. TM) Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P(Reg. TM)") or Fitch Investors Service, Inc. ("Fitch") or, if unrated, are deemed to be of comparable quality by BGFA. See "Appendix" in Part B for more information regarding ratings.


ACTIVE STOCK MASTER PORTFOLIO AND COREALPHA BOND MASTER PORTFOLIO. The Master Portfolios may also invest in futures contracts, options (including, but not limited to, options on swaps) and various other derivative instruments (such as interest rate, total return, credit default and credit default index swaps, credit-linked notes, and indexed and inverse floating-rate securities), convertible securities, common and preferred stocks, private placements and other restricted securities, and shares of other investment companies, including exchange-traded funds and money market funds advised by BGFA. The Master Portfolios may also make short sales and lend portfolio securities. The Master Portfolios may use derivatives, for example, in managing short-term liquidity, as substitutes for comparable positions in underlying securities, in managing duration and/or to position the portfolio for anticipated changes in markets. In addition, the Master Portfolios may use derivatives and short sales to enhance returns as part of an overall investment strategy or to offset a potential decline in the value of other holdings (commonly referred to as a "hedge"), although the Master Portfolios are not required to hedge and may choose not to do so.

In addition, a Master Portfolio may invest a portion of its assets in repurchase agreements and money market instruments, including U.S. government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and shares of money market funds advised by BGFA. Under unusual market or economic circumstances, for temporary or defensive purposes, the CoreAlpha Bond Master Portfolio may invest all of its assets in these instruments, which generally have lower yields than bonds.

RISK CONSIDERATIONS

GENERAL. The value of the Master Portfolios' beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate. An investment in a Master Portfolio is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

EQUITY SECURITIES. The equity securities in which a Master Portfolio invests are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Different parts of the equity market and different types of equity securities, however, can fluctuate separately in response to issuer, political, market and economic developments.

DEBT INVESTMENTS. The debt instruments in which a Master Portfolio invests are subject to credit risk and interest rate risk, and may be subject to high yield securities risk, prepayment risk and/or extension risk.


CREDIT RISK is the risk that issuers or guarantors of the debt instruments or the counterparty to a derivatives contract, repurchase agreement or loan of portfolio securities is unable or unwilling to make timely interest and/or principal payments or to otherwise honor its obligations. Debt instruments are subject to varying degrees of credit risk, which may be reflected in credit ratings. Municipal securities are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer's ability to make payments of principal and/or interest, as well as the risk that changes in federal or state tax treatment may make such securities less attractive as investments or cause them to lose value.

Obligations of U.S. government agencies and instrumentalities and U.S. government-sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, not all U.S. government securities are backed by the full faith and credit of the United States. Obligations of certain U.S. government agencies and instrumentalities, and U.S. government-sponsored enterprises are backed by the full faith and credit of the United States (E.G., Ginnie Mae); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury and others are supported by the discretionary authority of the U.S. government to purchase an agency's obligations. Still others are backed only by the credit of the U.S. government agency or instrumentality or U.S. government-sponsored enterprise issuing the obligation (E.G., Fannie Mae and the Federal Home Loan Mortgage Corporation ("Freddie Mac")). The maximum potential liability of these issuers may exceed their current resources, including their legal right to obtain financial support from the U.S. government. No assurance can be given that the U.S. government would provide financial support to any of these entities if it is not obligated to do so by law.

INTEREST RATE RISK is the risk that changes in market interest rates may adversely affect the value of an investment. The value of debt instruments generally changes inversely to market interest rates. A Master Portfolio's exposure to interest rate risk will increase to the extent the Master Portfolio's assets are invested in longer-term securities, because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities. Although some of a Master Portfolio's investments may be guaranteed by the U.S. government, its agencies or instrumentalities, those investments, like other debt instruments, are subject to interest rate risk and the market value of these securities will fluctuate. Inflation-indexed securities, including Treasury Inflation-Protected Securities ("TIPS"), may decline in value when interest rates rise. In certain interest rate environments, inflation-indexed securities may experience greater losses than other fixed-income securities.

HIGH-YIELD SECURITIES RISK is the risk that securities that are rated below investment-grade, or are unrated but judged by BGFA to be of comparable quality at the time of purchase, may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to value than higher-rated securities.

MORTGAGE-BACKED SECURITIES represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans and are generally subject to the risk of non-payment of such principal and interest payments. Mortgage-backed securities are subject to PREPAYMENT RISK, due to the borrowers' rights to pay certain mortgages early. When interest rates fall, borrowers may refinance or otherwise repay their loans more quickly than originally anticipated, which may require holders of mortgage-backed securities to invest the early principal payments in securities with lower yields. When interest rates rise, certain mortgage-backed securities will be paid off substantially more slowly than originally anticipated and the value of those securities may fall sharply, which is commonly referred to as EXTENSION RISK. Because of prepayment and extension risk, mortgage-backed securities react differently to changes in interest rates than other bonds. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

NON-U.S. SECURITIES. A Master Portfolio may invest in debt obligations and equity securities of non-U.S. issuers. A Master Portfolio may invest in American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") of such issuers. Investing in the securities of issuers in any non-U.S. country, including through ADRs and EDRs, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in non-U.S. countries. Additionally, amounts realized on foreign securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with investments in foreign securities may include higher custodial fees than apply to domestic custodial arrangements. A Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.


INVESTMENT MANAGEMENT RISK. In investing each Master Portfolio's assets, BGFA bases security selection on its analysis of potential investments, as described above in the "Principal Investment Strategies" section. Each Master Portfolio is therefore subject to the risk that poor security selection will result in underperformance of the Master Portfolio in comparison with other investment vehicles with similar investment objectives and strategies.


OTHER INVESTMENT CONSIDERATIONS. Transactions in derivatives, such as futures contracts, options, interest rate, total return, credit default swaps and credit default index swaps, credit-linked notes, and indexed and inverse floating-rate securities, involve certain risks.


Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indexes or rates. Certain derivatives may be more sensitive than conventional securities to changes in interest rates or sudden market moves. Certain derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

Transactions in futures contracts involve certain risks, including imperfect correlation between the price of the futures contract and movements in the price of the underlying asset, index or rate, the possible absence of a liquid secondary market for any particular instrument, the risk of default by the counterparty or guaranteeing agent, and the restrictions on trading imposed by futures exchanges due to price volatility. Non-U.S. futures may involve certain risks not applicable to trading U.S. futures, including risks of expropriation, burdensome or confiscatory taxation, moratoriums, and exchange and investment controls. Futures contracts involve the posting of margin deposits, and movement in the underlying asset, index or rate may result in calls for additional payments of cash. The need to make additional payments could require a Master Portfolio to liquidate assets at a disadvantageous time.

Over-the-counter derivative instruments carry various risks, including counterparty credit risk, structural risk and legal risk, which affect the price and liquidity of each derivative instrument and may affect a Master Portfolio's volatility. Depending on the structure of the derivative, the derivative may increase or decrease a Master Portfolio's exposure to the credit risk of an entity or entities, equity securities, interest rates, foreign currency values, corporate borrowing rates, or other assets, in some cases without the Master Portfolio's owning such assets. Certain derivative instruments may be more or less sensitive to various types of risks. Important determinants of the value associated with a derivative include the volatility of the referenced or underlying asset or obligation, interest rates, the market value of the underlying asset or obligation when the derivative is entered into, the duration of the derivative contract and the credit risk of the counterparty, among other factors. Derivatives can involve considerable economic leverage and may, in some cases, involve significant risk of loss. For example, in the event that the marked-to-market value of any over-the-counter derivative transaction(s) entered into by a Master Portfolio gives rise to negative exposure (I.E., if the relevant derivative transaction(s) were to be terminated, the Master Portfolio would owe money to the counterparty), the Master Portfolio may be required to post collateral to its counterparty in order to reduce or eliminate that negative exposure, which may have an adverse impact on the Master Portfolio's performance. In addition, depending on the terms of settlement with respect to a derivative transaction, a Master Portfolio may be required to compensate the counterparty for loss in the market value of the underlying obligation or to take physical possession of the underlying obligation and pay the counterparty an amount equal to the notional amount of the transaction. Furthermore, over-the-counter derivatives may be privately negotiated and consequently subject to certain processing, settlement and documentation risks.

Short sales expose a Master Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the securities sold short at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Master Portfolio. In addition, purchasing a security to close out a short position in that security can lead to an increase in that security's price, thereby increasing any loss.

Investing in a derivative as a hedge can reduce a Master Portfolio's losses, but it could also reduce a Master Portfolio's gains or cause a Master Portfolio losses if the market moves in an unanticipated manner or if the cost of the hedge outweighs its benefits. Hedging also involves the risks that changes in the value of the derivative or short sale will not match those of the holdings being hedged as anticipated (sometimes referred to as "correlation risk"), in which event losses may not be reduced or may be increased. There is no assurance that a Master Portfolio's hedging, if any, will reduce risk or be cost-effective.

In addition, certain derivatives and other securities in which a Master Portfolio may invest may be subject to legal restrictions on their sale and/or may be considered illiquid. Difficulty in selling restricted or illiquid securities may result in a loss or be costly to a Master Portfolio.

PORTFOLIO HOLDINGS INFORMATION

A description of the Master Portfolios' policies and procedures with respect to disclosure of the Master Portfolios' portfolio holdings is available in the Master Portfolios' Part B of MIP's registration statement and is available free of charge by calling
1-877-BGI-1544 (1-877-244-1544) (toll-free).

See Item 11, "Description of the Master Portfolios and their Investments and Risks" in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.


INVESTMENT ADVISER

BGFA serves as investment adviser to the Master Portfolios. BGFA is located at 400 Howard Street, San Francisco, CA 94105. It is a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI"). BGI is a national bank, which in turn is a majority-owned subsidiary of Barclays Bank PLC. BGI, including its affiliates, is one of the world's largest managers of institutional investment assets. As of February 28, 2009, BGI and its affiliates, including BGFA, provided investment advisory services for assets in excess of $1.36 trillion. BGI, BGFA, Barclays Bank PLC and their affiliates deal, trade and invest for their own accounts in the types of securities in which the Master Portfolios may also invest.


BGFA manages the investing of the Master Portfolios' assets and provides the Master Portfolios with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolios, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolios. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolios.

For its services to each Master Portfolio, BGFA is entitled to receive an annual advisory fee of 0.25% of each Master Portfolio's average daily net assets. From time to time, BGFA may waive such fees for a Master Portfolio in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.


A discussion regarding the basis for MIP's Board of Trustees' approval of the investment advisory agreement with BGFA with respect to the Master Portfolios is available in the Master Portfolios' annual report for the fiscal period ended December 31, 2008.


PORTFOLIO MANAGERS

Each Master Portfolio portfolio manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategies, researching and reviewing investment strategies, and overseeing members of his or her portfolio management team with more limited responsibilities. Each Master Portfolio's portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.


Max Kozlov and Pooja Malik are primarily responsible for the day-to-day management of the Active Stock Master Portfolio and act collaboratively on all aspects concerting the Active Stock Master Portfolio (the "Active Stock Portfolio Managers"). Mr. Kozlov and Ms. Malik are employees of BGFA and BGI. Mr. Kozlov has been one of the portfolio managers primarily responsible for the day-to-day management of the Active Stock Master Portfolio since August 2007. Mr. Kozlov has been with BGI's US Large Cap portfolio management team and its predecessors since June 2005. Prior to that, Mr. Kozlov was with BGI's Global Strategy team from 2002 to 2005.

Ms. Malik has been one of the portfolio managers primarily responsible for the day-to-day management of the Active Stock Master Portfolio since January 2009. Ms. Malik had been with BGI's US Small Cap portfolio management team and the US Active Equity Research group since 2005. Prior to that, Ms. Malik was with BGI's Asia Active Equity Research team from 2003 to 2005.

Scott Radell and Cayman Seacrest are primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio and act collaboratively on all aspects concerning the CoreAlpha Bond Master Portfolio (the "CoreAlpha Bond Portfolio Managers"). Mr. Radell and Mr. Seacrest are employees of BGFA and BGI. Mr. Radell has been one of the portfolio managers primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio since March 2004. Mr. Radell was a credit strategist from 2003 to 2004 before becoming a CoreAlpha Bond Portfolio Manager and prior to that he was employed by Morgan Stanley Asset Management as a credit analyst from 1996 to 2003.

Mr. Seacrest has been one of the portfolio managers primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio since January 2009. Prior to that, Mr. Seacrest was an absolute return portfolio manager from 2007 to 2008. Prior to joining BGI, Mr. Seacrest received a Masters degree in Mathematics from the University of Colorado, which he attended from 2004 to 2007. From 2002 to 2004, Mr. Seacrest was employed by Western Asset Management Company as an assistant Portfolio Manager.


The Master Portfolios' Part B provides additional information about the Active Stock and CoreAlpha Bond Portfolio Managers' compensation, other accounts managed by them, and their ownership of interests in the portfolios they manage.

ADMINISTRATOR

BGI serves as administrator of the Master Portfolios. BGI provides the Master Portfolios with administration services, including provision of management reporting and treasury administration services, financial reporting, legal and tax services, and supervision of the Master Portfolios' administrative operations, preparation of proxy statements and interestholder reports. BGI also furnishes office space and certain facilities to conduct the Master Portfolios' business and compensates

MIP's Trustees, officers and employees who are affiliated with BGI. BGI is entitled to receive an annual administrative fee of 0.10% of each Master Portfolio's average daily net assets for providing administration services.

In addition to performing these services, BGI has agreed to bear all costs of the Master Portfolios' and MIP's operations, other than brokerage expenses, advisory fees, distribution plan expenses, certain fees and expenses related to MIP's Independent Trustees and their counsel, auditing fees, litigation expenses, taxes or other extraordinary expenses. BGI has contracted with State Street Bank and Trust Company ("State Street") to provide certain sub-administration services for the Master Portfolios, and BGI pays State Street for these services.

ORGANIZATION AND CAPITAL STRUCTURE


MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. Each Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an "interestholder") of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series:
Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, LifePath 2050 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Index Master Portfolio. Interests in the listed master portfolios that are not covered in this Part A and Part B are offered pursuant to separate offering documents. From time to time, additional portfolios may be established and sold pursuant to other offering documents.


All consideration received by MIP for interests in one of its series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of each other series.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, CA 94105.


Please see Items 7 and 17 for a further description of MIP's capital structure.


ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder's proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interests to more than two decimal places) in the Master Portfolio's aggregate net assets ("Net Assets") (I.E., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of a Master Portfolio's Net Assets is determined as of the close of regular trading on the New York Stock Exchange (the "NYSE"), which is generally 4:00 p.m. (Eastern
Time) ("Valuation Time") on each day the NYSE is open for business (a "Business Day"). If the NYSE closes early, the time for calculating each Master Portfolio's net asset value ("NAV") and the deadline for additions to or reductions in investments in the Master Portfolio will be accelerated to the earlier closing time.


An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio's Net Assets by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in a Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio's Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.


In calculating a Master Portfolio's NAV, the Master Portfolio's investments are generally valued using market valuations. In the event that current market valuations are not readily available or such valuations do not reflect current market values, the affected investments will be valued using fair value pricing pursuant to the pricing policy and procedures approved by the Board of Trustees. The frequency with which a Master Portfolio's investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (I.E., one that may not be publicly sold without registration under the 1933 Act); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security or other asset affected by currency controls or restrictions; and (vii) a security affected by a significant event (I.E., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Master Portfolio's net asset value is computed and that may materially affect the value of the Master Portfolio's investments). Examples of events that may be "significant events" are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.


Valuing a Master Portfolio's investments using fair value pricing will result in using prices for those investments that may differ from current market valuations.

Because foreign markets may be open on different days than the days during which an interestholder may purchase a Master Portfolio's interests, the value of the Master Portfolio's investments may change on days when interestholders are not able to purchase the Master Portfolio's interests.


An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the NAV next determined after a redemption request is received in proper form. The Master Portfolios generally remit the proceeds from a redemption the next Business Day after receiving a properly executed redemption order and no longer than seven days after receiving the order. The Trust may, however, suspend the right of redemption or postpone redemption payments for longer than seven days for any period during which (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio's investments is not reasonably practicable; or
(iv) for such other periods as the Securities and Exchange Commission ("SEC") by order may permit, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities rather than cash. These "in-kind" redemptions may occur if the amount to be redeemed is large enough to affect the Master Portfolios' operations (E.G., if it represents more than 1% of a Master Portfolio's assets).


NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS


Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. A Master Portfolio's net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio's net investment income will be distributed to an interestholder's account on the applicable payment date. Any net capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder's account on the applicable payment date.


Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders PRO RATA in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Generally, frequent purchases and redemptions of mutual fund shares ("frequent trading") may have a detrimental effect on the funds and their shareholders. Depending on various factors, such as the size of a fund's portfolio and the amount of assets maintained in cash, frequent trading may harm the performance of the fund by interfering with the implementation of its investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of fund shares held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of a fund's portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the fund's net asset value ("market timing").

The Board of Trustees has considered the issues of frequent trading and market timing. The Board of Trustees has adopted a policy pursuant to which BGI monitors for possible market timing activity in the CoreAlpha Bond Master Portfolio. Due to the complexity and subjectivity involved in identifying market timing activity, there can be no assurance that BGI will identify all trades and trading practices that are market timing activity. BGI, however, monitors aggregate trades and seeks to work with intermediaries to address potential market timing activity that has a significant effect on the performance of the CoreAlpha Bond Master Portfolio and eliminate such activity as effectively as possible. The Board of Trustees has not adopted a policy of monitoring for other forms of frequent trading because daily flows into and out of the CoreAlpha Bond Master Portfolio are aggregated, and the process of aggregation is expected to reduce the potential for frequent trading to disrupt the implementation of the CoreAlpha Bond Master Portfolio's investment strategies.

The Board of Trustees has adopted a policy of not monitoring for possible market timing activity in the Active Stock Master Portfolio because the Active Stock Master Portfolio invests primarily in equity securities that are valued as of the same time that the NAV of the Active Stock Master Portfolio is calculated (generally 4:00 p.m. Eastern Time), which eliminates the potential arbitrage opportunity presented by a lag between a change in the value of the Active Stock Master Portfolio's holdings and the reflection of that change in the Active Stock Master Portfolio's NAV. The Board of Trustees has not adopted a policy of monitoring for other forms of frequent trading because daily flows into and out of the Active Stock Master Portfolio are aggregated, and the process of aggregation is expected to reduce the potential for frequent trading to disrupt the implementation of the Active Stock Master Portfolio's investment strategies.

TAXES


Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor's share of a Master Portfolio's income, gain, loss, deduction, and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor's U.S. federal income tax liability. As a non-publicly traded partnership, a Master Portfolio will be deemed to have "passed through" to interestholders their proportionate shares of the Master Portfolio's interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor's beneficial interest in the Master Portfolio. Such distributions will reduce an investor's tax basis in its beneficial interest in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its interestholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Code, and 90% of its net tax-exempt interest (if any) for each taxable year).


ITEM 7. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a "master" in a "master/feeder" structure. Only "feeder funds" - I.E., investment companies that are "accredited investors" and invest all of their assets in the Master Portfolios - or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. SEI Investments Distribution Co. ("SEI") is the placement agent for the Master Portfolios. In addition, SEI provides certain compliance related, sales related and other services for the Master Portfolios pursuant to a Service Standards Agreement with BGI, and BGI compensates SEI for these services.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

                          MASTER INVESTMENT PORTFOLIO

                         ACTIVE STOCK MASTER PORTFOLIO
                        COREALPHA BOND MASTER PORTFOLIO

                  PART B - STATEMENT OF ADDITIONAL INFORMATION


                                 APRIL 30, 2009


ITEM 9. COVER PAGE AND TABLE OF CONTENTS.


Master Investment Portfolio ("MIP" or the "Trust") is an open-end, series management investment company. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. This Part B is for the Active Stock Master Portfolio and the CoreAlpha Bond Master Portfolio (each, a "Master Portfolio" and collectively, the "Master Portfolios"). This Part B is not a prospectus and should be read in conjunction with the combined Part A, also dated April 30, 2009, of the Master Portfolios. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o State Street Bank and Trust Company, Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956.
MIP's registration statement may be examined at the office of the SEC in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

                                TABLE OF CONTENTS


                                                                        PAGE
                                                                       ------
         ITEM 10 TRUST HISTORY                                            B-2
         ITEM 11 DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR           B-2
    INVESTMENTS AND RISKS
         ITEM 12 MANAGEMENT OF THE TRUST                                 B-19
         ITEM 13 CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES     B-25
         ITEM 14 INVESTMENT ADVISORY AND OTHER SERVICES                  B-26
         ITEM 15 PORTFOLIO MANAGERS                                      B-28
         ITEM 16 BROKERAGE ALLOCATION AND OTHER PRACTICES                B-32
         ITEM 17 CAPITAL STOCK AND OTHER INTERESTS                       B-33
         ITEM 18 PURCHASE, REDEMPTION AND PRICING OF INTERESTS           B-34
         ITEM 19 TAXATION OF THE TRUST                                   B-35
         ITEM 20 UNDERWRITERS                                            B-36
         ITEM 21 CALCULATIONS OF PERFORMANCE DATA                        B-36
         ITEM 22 FINANCIAL STATEMENTS                                    B-36
         APPENDIX A                                                     App-1

ITEM 10. TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios.

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with
Item 4 in Part A.

INVESTMENT OBJECTIVES. Each Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings," of Part A.

INVESTMENT RESTRICTIONS

FUNDAMENTAL INVESTMENT RESTRICTIONS. Each Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. Neither Master Portfolio may:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would exceed 25% of the current value of the Master Portfolio's total assets, provided that this restriction does not limit the Master Portfolio's:
(i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or (iii) investments in repurchase agreements, provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff).

(2) Purchase securities of any issuer if, as a result, with respect to 75% of the Master Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio's investments in securities issued or guaranteed by the U.S. government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(5) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(6) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph.

(7) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

(8) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph (3) above, the 1940 Act currently allows a Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph (5) above, the 1940 Act and regulatory interpretations currently limit the percentage of a Master Portfolio's securities that may be loaned to one-third of the value of its total assets.

NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. Each Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. Each Master Portfolio is subject to the following investment restrictions, all of which are non-
                                                          fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily.

(4) The Master Portfolio will provide interestholders with at least 60 days' notice of any change to the Master Portfolio's non-fundamental policy to invest at least 80% of the value of the Master Portfolio's net assets, plus the amount of any borrowing for investment purposes, in: (a) common stocks in the case of the Active Stock Master Portfolio, or (b) bonds in the case of the CoreAlpha Bond Master Portfolio. The notice will be provided in plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to interestholders, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

INVESTMENTS AND RISKS

The following pages contain more detailed information about the types of instruments in which each Master Portfolio may, but is not required to, invest; investment techniques in which each Master Portfolio may, but is not required to, engage in pursuit of its investment objective; and summaries of related risks.


ASSET-BACKED AND COMMERCIAL MORTGAGE-BACKED SECURITIES. A Master Portfolio may invest in asset-backed and commercial mortgage-backed securities. Asset-backed securities are securities backed by installment contracts, credit-card receivables or other assets. Commercial mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made on a regular basis. The payments may be, in effect, "passed through" to the holder of the securities (net of any fees paid to the issuer or guarantor of the securities) or structured according to the terms of the instrument. As the purchaser of such securities, the Fund generally would have no recourse to the entity that originated the loans or mortgages in the event of a default by the borrower. If any required payments are not made with respect to the underlying loans or mortgages, the Fund may experience losses or delays in receiving payment. The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely. Changes in liquidity of these securities may result in significant, rapid and unpredictable changes in prices for these securities. Also see "Collateralized Debt Obligations," "Mortgage Pass-Through Securities" and "Mortgage Securities."

BONDS. A Master Portfolio may invest in bonds. A bond is an interest-bearing security issued by a company or a governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a "coupon" rate that is fixed for the life of the bond. Certain bonds, however, do not make interest payments, but instead are sold at a discount from their face value and are redeemed at face value when they mature ("zero coupon bonds"). The value of a fixed-rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed-rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls. When an investor purchases a fixed-rate bond at a price that is greater than its face value, the investor is purchasing the bond at a premium. Conversely, when an investor purchases a fixed-rate bond at a price that is less than its face value, the investor is purchasing the bond at a discount. Fixed-rate bonds that are purchased at a discount pay less current income than securities with comparable yields that are purchased at face value, with the result that prices for such fixed-rate securities can be more volatile than prices for such securities that are purchased at face value. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of "floating-rate" or "variable-rate" bonds fluctuates much less in response to market interest rate movements than the value of fixed-rate bonds. Because zero coupon bonds do not pay current income, their prices can be more volatile than other types of fixed-income securities when interest rates change. A Master Portfolio may treat certain of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated obligations. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

BORROWING. A Master Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage (I.E., risk of gain or loss disproportionately higher than the amount invested) have characteristics similar to borrowings. The Master Portfolios maintain liquid assets in connection with these types of transactions.

COLLATERALIZED DEBT OBLIGATIONS. A Master Portfolio may invest in collateralized debt obligations ("CDOs"), which include collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs") and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of fixed-income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

CDO cash flows are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the subordinate "equity" tranche, which bears the bulk of defaults from the bonds, loans or other underlying collateral and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Because it is partially protected from defaults, a senior tranche from a CDO typically has higher ratings and lower yields than its underlying collateral, and can be rated investment-grade. Despite the protection provided by the equity tranche, senior CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults in the event of collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as market aversion to CDOs as a class. Additionally, tranches that are senior to the equity tranche are often subordinate to other, more senior tranches, which may have a variety of preferences, including the authority to compel early redemption of subordinate tranches.

In addition to the risks generally associated with fixed-income securities (E.G., interest rate risk and credit or default risk), CDOs carry additional risks, including, but not limited to: (i) concentrated portfolios with heightened exposure to movements in a particular segment of the market; (ii) significant leverage that could magnify the affect of adverse events; (iii) distributions from the collateral may not be adequate to make interest or other payments; (iv) the quality of the collateral may decline in value or default;
(v) a Master Portfolio may invest in CDOs that are subordinate to other classes; (vi) the market for a CDO, or the fixed-income markets more generally, may become illiquid; and (vii) the complex structure of the CDO may not be fully understood at the time of investment and may give rise to disputes with the issuer or unexpected investment results.

These risks have recently led to actual defaults and market losses on certain CDOs.

CONVERTIBLE SECURITIES. A Master Portfolio may invest in convertible securities, such as bonds, debentures, notes or other securities, including preferred stock, which may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but usually are subordinated to non-convertible debt securities. While providing an income stream (generally higher in yield than the income from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.


In general, the market value of a convertible security is the higher of its "investment value" (I.E., its value as an income security) or its "conversion value" (I.E., the value of the underlying shares of common stock if the security is converted). As a fixed-income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security's underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances established upon issue. If a convertible security held by a Master Portfolio is called for redemption or conversion, the Master Portfolio could be required to tender it for redemption, convert it into underlying stock, or sell it to a third party. Securities that are convertible other than at the option of a Master Portfolio generally do not limit the potential for loss to the same extent as securities convertible at the Master Portfolio's option.


CREDIT-LINKED SECURITIES. Credit-linked securities are securities whose performance is linked to one or more credit default swaps on corporate issuers and, in some instances, by government securities or similar low risk assets. As an investor in credit-linked securities, a Master Portfolio has the right to receive periodic interest payments from the issuer of the credit-linked security at an agreed-upon interest rate and, subject to certain conditions, a return of principal at the maturity date.

Credit-linked securities are typically privately negotiated transactions between two or more parties. The issuer of the credit-linked security will usually be a financial institution or a special purpose vehicle established by a financial institution. A Master Portfolio bears the risk that the issuer of the credit-linked security will default or become bankrupt. A Master Portfolio bears the risk of loss of its principal investment, and the periodic interest payments expected to be received for the duration of its investment in the credit-linked security.


Credit-linked securities are also subject to the credit risk of the corporate issuers underlying the credit default swaps. If one or more of the credit events agreed upon in the credit default swap occurs with respect to one or more of the underlying corporate issuers and the credit default swap is physically settled, a Master Portfolio may receive physical delivery of the security or loan that is subject to the relevant credit event, and the Master Portfolio's principal investment would be reduced by the corresponding face value of the security or loan that is the subject of the credit event. In instances where the underlying credit default swap is cash-settled on the occurrence of a credit event, a Master Portfolio's principal investment would be reduced typically by the face value of the security or loan in respect of which the applicable credit event has occurred, and a Master Portfolio would not receive physical delivery of the loan or security that was the subject of the relevant credit event. Also see "Futures Contracts, Options Transactions and Swap Transactions - Swap Transactions."


The market for credit-linked securities may be, or suddenly can become, illiquid. Indeed, often credit-linked securities are subject to significant restrictions on transfer thereby enhancing the illiquidity of such securities. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for credit-linked securities. In certain cases, a market price for a credit-linked security may not be available. The value of the credit-linked security will typically increase or decrease with any change in value of the underlying collateral, if any, held by the issuer and the credit default swap. Further, in cases where the credit-linked security is structured such that the payments to a Master Portfolio are based on amounts received in respect of, or the value of performance of, any reference obligation specified in the terms of the relevant credit default swap, fluctuations in the value of such reference obligation or the performance of the related reference entity may affect the value of the credit-linked security.

An investment in credit-linked securities involves reliance on the counterparty to the swap entered into with the issuer to make periodic payments to the issuer under the terms of the credit default swap. Any delay or cessation in the making of such payments may be expected in certain instances to result in delays or reductions in payments to a Master Portfolio as investor in such credit-linked securities. Additionally, credit-linked securities are typically structured as limited recourse obligations of the issuer of the securities such that the securities issued will usually be obligations solely of the issuer and will not be obligations or responsibilities of any other person.


EQUITY SECURITIES. A Master Portfolio may invest in equity securities. Equity securities generally have greater price volatility than fixed-income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally, particular industries, sectors or geographic regions represented in those markets, or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer's goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.


FLOATING-RATE AND VARIABLE-RATE SECURITIES. A Master Portfolio may invest in floating-rate and variable-rate securities, which provide for periodic adjustments in the interest rate paid on the security. Variable-rate securities provide for a specified periodic adjustment in the interest rate, while floating-rate securities have interest rates that change whenever there is a change in a designated benchmark rate or the issuer's credit quality and/or that reset on predetermined dates. Floating-rate securities generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. The market value of a floating-rate security generally is expected to have less sensitivity to fluctuations in market interest rates than a comparable fixed-rate security, although the value of a floating-rate security nonetheless may decline as interest rates rise and due to other factors such as changes in credit quality. Some variable-rate or floating-rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries. The interest rate on an inverse floating-rate security resets in the opposite direction from the market rate of interest to which the security is benchmarked. An inverse floating-rate security may exhibit greater price volatility than a fixed-rate security of similar credit quality.

FORWARD COMMITMENTS, WHEN-ISSUED PURCHASES AND DELAYED-DELIVERY TRANSACTIONS. A Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. A Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

FORWARD CONTRACTS. A Master Portfolio may enter into forward contracts, which are not traded on exchanges and are generally not regulated. There are no limitations on daily price movements of forward contracts. Banks and other dealers with whom a Master Portfolio may maintain accounts may require the Master Portfolio to deposit margin with respect to trading forward contracts although margin requirements are often minimal or non-existent. A Master Portfolio's counterparties are not required to continue to make markets in such contracts. In addition, a counterparty may refuse to continue to quote prices for forward contracts or may quote prices with unusually wide spreads (the difference between the prices at which the counterparty is prepared to buy and at which it is prepared to sell). Arrangements to trade forward contracts may be made with only one or a few counterparties, which may decrease the liquidity of those forward contracts. The imposition of credit controls by governmental authorities may limit forward trading, to the possible detriment of a Master Portfolio. The Master Portfolio segregates liquid assets in connection with entering into forward contracts.


FUTURES CONTRACTS, OPTIONS TRANSACTIONS AND SWAP TRANSACTIONS. FUTURES CONTRACTS AND OPTIONS TRANSACTIONS. A Master Portfolio may enter into futures contracts and may purchase and write (I.E., sell) options. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. The seller of a futures contract may never actually deliver the commodity or financial instrument. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date, with the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Futures contracts are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (I.E., exposure to adverse price changes). In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by a Master Portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute. Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. The Master Portfolio maintains liquid assets in connection with entering into futures contracts.


An option transaction generally involves a right, which may or may not be exercised, to buy or sell a security, commodity or financial instrument at a particular price on a specified future date. Options may be exchange-traded or traded over-the-counter ("OTC options"). Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options generally are established through negotiation with the other party to the option contract. While this type of arrangement allows the purchaser or writer greater flexibility to tailor an option to its needs, OTC options generally are less liquid and involve greater credit risk than exchange-traded options, which are guaranteed by the clearing organization of the exchange where they are traded. There is no assurance that a liquid secondary market will exist for any particular options at any particular time. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instrument's current price.

Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon the exercise of an option on a futures contract, which is exchange-traded, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of a Master Portfolio. The potential for loss related to writing options is unlimited.

Exchanges may establish daily price fluctuation limits for options and futures contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. If the secondary market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and potentially could require a Master Portfolio to continue to hold a position until delivery or expiration regardless of change in its value. As a result, a Master Portfolio's access to other assets held to cover its options or futures positions could also be impaired. In addition, if it is not possible, or if a Master Portfolio determines not to close a position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

By purchasing a put option, a Master Portfolio obtains the right (but not the obligation) to sell the option's underlying instrument at a fixed strike price. In return for this right, a Master Portfolio pays the current market price for the option (the "option premium"). Options have various types of underlying instruments, including specific securities, indexes of securities prices, and futures contracts. As a purchaser, a Master Portfolio may terminate its position in a put option by allowing it to expire or by exercising the option. If a Master Portfolio allows the option to expire, the Master Portfolio will lose the entire premium. If a Master Portfolio exercises the option, the Master Portfolio completes the sale of the underlying instrument at the strike price. A Master Portfolio may also terminate a put option by closing it out in the secondary market at its current price, if a liquid secondary market exists.

As the buyer of a typical put option, a Master Portfolio can expect to realize a gain if security prices fall substantially. However, if the underlying instrument's price does not fall enough to offset the cost of purchasing the option, a Master Portfolio, as the put buyer, can expect to suffer a loss (limited to the amount of the premium, plus related transactions costs).

The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the underlying instrument at the option's strike price. A call buyer typically attempts to participate in potential price increases of the underlying instrument with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

As the writer of a put or call option, a Master Portfolio takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, a Master Portfolio (as the writer) assumes the obligation to pay the strike price for the option's underlying instrument if the other party to the option chooses to exercise it. A Master Portfolio (as the writer) may seek to terminate a position in a put option before exercise by closing out the option in the secondary market at its current price. If the secondary market is not liquid for a put option, however, a Master Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes. When writing an option on a futures contract, a Master Portfolio will be required to make margin payments to a futures commission merchant.

If securities prices rise, a Master Portfolio, as a put writer, would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remained the same over time, it is likely that a Master Portfolio would also profit, because it should be able to close out the option at a lower price. If security prices fall, a Master Portfolio would expect to suffer a loss. This loss should be less than the loss from purchasing the underlying instruments directly, however, because the premium received for writing the option should mitigate the effects of the decline.

Writing a call option obligates a Master Portfolio to sell or deliver the option's underlying instrument, in return for the strike price, upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a Master Portfolio, as a call writer, mitigates the effects of a price decline. At the same time, because a Master Portfolio must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, the Master Portfolio would give up some ability to participate in security price increases.

Each Master Portfolio has filed a notice of eligibility for exclusion from the definition of the term "commodity pool operator" in accordance with Rule 4.5 of the U.S. Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and, therefore, neither Master Portfolio is subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Each Master Portfolio may take advantage of opportunities in the area of options and futures contracts and other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio.

A Master Portfolio may invest in index futures and options on index futures as a substitute for a comparable market position in the underlying securities. Each Master Portfolio intends to purchase and sell futures contracts on the index for which it can obtain the best price with consideration also given to liquidity.

A Master Portfolio may also invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. A Master Portfolio may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate its options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in a Master Portfolio's portfolio securities which are the subject of the transaction.

SWAP TRANSACTIONS. A Master Portfolio may enter into swaps, including, but not limited to, interest-rate, index and credit default swaps as well as structured credit instruments, including, but not limited to ABX (an index of asset backed securities), CMBX (an index of commercial mortgage backed securities), and CDX (an index of credit default securities) indexes, which are comprised of credit default swaps. Swap transactions generally do not involve the delivery of securities or other underlying assets or principal. If a Master Portfolio enters into a swap transaction, cash or securities may be posted by or to the Master Portfolio as collateral in accordance with the terms of the swap agreement. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction. Upon early termination of a swap agreement due to an event of default or termination event with respect to a Master Portfolio or other party, the risk of loss to the Master Portfolio would generally be limited to the net amount of payments that the Master Portfolio is contractually obligated to make if, after exercising in accordance with the swap agreement the rights with respect to early close-out of the swap transaction(s), it is determined that the Master Portfolio would be obligated to make a net payment with respect to the swap transaction(s). In the event the other party to the swap transaction(s) were to owe a net amount to a Master Portfolio upon an early termination of the swap agreement as described above, the Master Portfolio could be exposed to the risk of loss in the event that any collateral held by the Master Portfolio would be insufficient. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with conventional securities transactions. A Master Portfolio maintains liquid assets in connection with transactions in swaps.


Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments or fixed-rate payments). Index swaps (sometimes referred to as total return swaps) involve the exchange by a Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include, but are not limited to, dividends or income. In each case, the exchange of commitments can involve payments to be made in the same currency or in different currencies. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction. The use of interest-rate and index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions.


A credit default swap is a contract between two parties which transfers the credit risk of an entity (the "reference entity") for a defined period whereby if there is a Credit Event then the seller of protection pays a predetermined amount to the buyer of protection. A "Credit Event" is commonly defined as the reference entity's (a) failing to pay principal or interest on time, (b) restructuring its debt, (c) accelerating its debt, or (d) entering bankruptcy. The buyer of credit protection pays a premium to the seller of credit protection until the earlier of a Credit Event or the scheduled termination date of the credit default swap. Credit default swaps can be used to implement BGFA's view that a particular credit, or group of credits, will experience credit improvement. In the case of expected credit improvement, a Master Portfolio may sell credit default protection in which it receives a premium to take on the risk. In such an instance, the obligation of a Master Portfolio to make payments upon the occurrence of a Credit Event creates leveraged exposure to the credit risk of the referenced entity. A Master Portfolio may also buy credit default protection with respect to a reference entity if, in the judgment of BGFA, there is a high likelihood of credit deterioration. In such instance, a Master Portfolio will pay a premium regardless of whether there is a Credit Event. The credit default swap market in high yield securities is a rapidly evolving market compared to the credit default swap market for more seasoned and liquid investment-grade securities creating the risk that the newer markets will be less liquid and it may be difficult to exit or enter into a particular transaction. In the event of counterparty default, a Master Portfolio would have rights solely against the counterparty and would have no recourse against the reference entity as a result of the counterparty default.

In a cash-settled credit default swap where a Master Portfolio is buying protection, the Master Portfolio makes a stream of fixed payments to the counterparty in exchange for the right to receive compensation for the loss in market value of the designated obligation that is being hedged, in the event the reference entity experiences a Credit Event. In a cash-settled credit default swap where a Master Portfolio is selling protection, the Master Portfolio would be compensated for assuming the transfer of credit risk from the counterparty by receiving the fixed premium until the earlier of a Credit Event or the termination of the credit default swap.

Alternatively, if the transaction were to be physically settled, the counterparty, as seller of protection, would agree that if a specified Credit Event occurs, it would take delivery of an obligation specified by a Master Portfolio and pay to the Master Portfolio an amount equal to the notional amount of the transaction. In exchange for this risk protection, a Master Portfolio would pay the counterparty a fixed premium until the earlier of a Credit Event or the termination of the credit default swap. In instances where a Master Portfolio sells protection, the Master Portfolio would be compensated for assuming the transfer of credit risk from the counterparty by receiving a fixed premium until the earlier of a Credit Event or the termination of the credit default swap. A Master Portfolio would be required to compensate the counterparty for the loss in market value of the designated obligation if the reference entity suffered a Credit Event and the credit default swap were to be cash-settled. In the event that the transaction were to be physically settled on the occurrence of a specified Credit Event with respect to the reference entity, a Master Portfolio would be required to take physical delivery of an obligation specified at the time of the occurrence of the relevant Credit Event and would pay to the counterparty an amount equal to the notional amount of the transaction. See Item 4 of Part A ("Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings - Risk Considerations, Other Investment Considerations").


In an attempt to increase the liquidity of credit default swaps, numerous credit default swaps may also be aggregated into structured credit instruments based on indexes such as the ABX, CMBX, and CDX indexes. In addition to the risks generally associated with credit default swaps, these structured credit instruments carry additional risks, including, but not limited to: (i) concentrated portfolios with heightened exposure to movements in a particular segment of the market; (ii) significant leverage that could magnify the effect of adverse events; (iii) distributions from the collateral may not be adequate to make interest or other payments; (iv) the quality of the collateral may decline in value or default; (v) structured credit instruments may be organized into tranches, with subordinate tranches facing increased exposure to adverse events; (vi) the market for structured credit instruments may become illiquid; and (vii) structured credit instruments are a relatively new product and may not be fully understood at the time of investment and may give rise to disputes with the issuer or unexpected investment results.

A Master Portfolio may also write (sell) and purchase put and call options on swaps. An option on a swap (commonly referred to as a "swaption") is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap transaction at some designated future time on specified terms as described in the swaption. Depending on the terms of the particular swaption, a Master Portfolio may incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When a Master Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid if it decides to let the swaption expire unexercised. When a Master Portfolio writes a swaption, upon exercise of the swaption, the Master Portfolio becomes obligated according to the terms of the underlying agreement.

HIGH-YIELD SECURITIES. High-yield securities are generally not exchange traded and, as a result, trade in a smaller secondary market than exchange-traded bonds. A Master Portfolio may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. Investing in high-yield debt securities involves risks that are greater than the risks of investing in higher quality debt securities. These risks include: (i) changes in credit status, including weaker overall credit conditions of issuers and risks of default; (ii) industry, market and economic risk; (iii) interest rate fluctuations; and (iv) greater price variability and credit risks of certain high yield securities such as zero coupon and payment-in-kind securities. While these risks provide the opportunity for maximizing return over time, they may result in greater upward and downward movement of the value of a Master Portfolio's portfolio.

Furthermore, the value of high yield securities may be more susceptible to real or perceived adverse economic, company or industry conditions than is the case for higher quality securities. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities and tend to be more sensitive to economic conditions than are higher-rated securities. Adverse market, credit or economic conditions could make it difficult at certain times to sell certain high yield securities held by a Master Portfolio.

HYBRID ARM SECURITIES. Hybrid ARM securities are interests in pools of hybrid adjustable-rate mortgages (hybrid ARMs). A hybrid ARM is a mortgage in which the interest rate is fixed for a specified period and then resets periodically, or floats, for the remaining mortgage term. After the initial fixed interest rate period, the interest rate on a hybrid ARM can be reset by a maximum specified amount to an adjustable rate based on a margin over an identified index. As with other adjustable rate mortgages, the adjustable interest rates on hybrid ARMs are subject to periodic and lifetime caps on the increased rates that mortgagors are required to pay.

Hybrid ARM securities are subject to a combination of the risks associated with fixed-rate and adjustable-rate mortgage-backed securities. If a greater percentage of the mortgage pool backing a hybrid ARM security consists of hybrid ARMS in their initial fixed-rate mode, the hybrid ARM securities will be more susceptible to the risks associated with fixed-rate bonds and mortgage-backed securities. These risks would include possible reductions in market value (i) during periods of rising interest rates and (ii) due to the unanticipated shortening or extension of the security's average life resulting from unforeseen mortgage prepayment patterns. If a greater percentage of the underlying mortgage pool consists of hybrid ARMS in their adjustable-rate mode, the hybrid ARM securities will be more susceptible to the risks associated with capped adjustable-rate securities. These risks include (i) the possibility of reduced yields during periods of falling interest rates, (ii) possible reductions in market value if market interest rates rise above the interest rate caps on the underlying hybrid ARMs, and (iii) possible increases in mortgage default rates to the extent that mortgagors are unable to afford higher adjustable mortgage rates.

Because hybrid ARM securities are more complex than conventional fixed-rate and adjustable-rate mortgage-backed securities, it may be more difficult for investors to analyze and predict how the values of hybrid ARM securities will change in response to market interest rate and credit conditions. As a result of this uncertainty, a hybrid ARM security could suffer from a disproportionate reduction in value or loss of market liquidity during periods of volatile interest rates or credit market disruptions.

ILLIQUID INVESTMENTS. Each Master Portfolio may invest up to 15% of the value of its net assets in securities or derivatives as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Illiquid investments may include investments that are not readily marketable, such as privately issued securities and other securities or derivatives that are subject to legal or contractual restrictions on resale, floating-rate and variable-rate demand obligations as to which a Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market, and repurchase agreements providing for settlement more than seven days after notice.

INVESTMENT COMPANIES AND EXCHANGE-TRADED FUNDS. Each Master Portfolio may invest in securities issued by other open-end and closed-end management investment companies, including investment companies that are affiliated with the Master Portfolio and its adviser, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of a Master Portfolio's total assets with respect to any one investment company and (iii) 10% of a Master Portfolio's total assets with respect to all such companies in the aggregate. Other investment companies in which a Master Portfolio invests can be expected to incur fees and expenses for operations, such as investment advisory and administration fees, that would be in addition to those incurred by the Master Portfolio. To the extent allowed by law or regulation, each Master Portfolio may invest its assets in securities of investment companies that are money market funds, including those that are affiliated with the Master Portfolio, advised by BGFA or otherwise affiliated with BGFA, in excess of the limits discussed above.


A Master Portfolio may purchase shares of exchange-traded funds ("ETFs"). Typically, a Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts - to obtain relatively low-cost exposure to the stock and bond markets while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. A Master Portfolio may invest a small portion of its assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory fees at both the Master Portfolio level and the ETF level for investments by a Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, a Master Portfolio's purchases of ETF shares generally are subject to the 3/5/10% limitations described above. An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (I.E., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and a Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF decrease. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF's shares may trade at a discount to their net asset value;
(ii) an active trading market for an ETF's shares may not develop or be maintained; or (iii) trading of an ETF's shares may be halted if the listing exchange's officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide "circuit breakers" (which are tied to large decreases in stock prices) halts stock trading generally.


LETTERS OF CREDIT. Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) that a Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company that assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of BGFA, are of comparable quality to issuers of other permitted investments of a Master Portfolio may be used for letter of credit-backed investments.

LOAN PARTICIPATIONS AND ASSIGNMENTS. A Master Portfolio may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, a Master Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent a Master Portfolio derives its rights from the intermediary bank that sold the loan participation. Interests in loan participations in which a Master Portfolio may invest may not be rated by any nationally recognized rating service. A Master Portfolio will invest in loan participations that are not rated only if BGFA determines that at the time of the investment the interests in loan participations are of comparable quality to the other instruments in which the Master Portfolio may invest.

Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for a Master Portfolio to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, a Master Portfolio could be subject to delays, expenses, and risks, which are greater than those that would have been involved if the Master Portfolio had purchased a direct obligation of the borrower.

A Master Portfolio may also assume the credit risk associated with an interposed bank or other financial intermediary. In the case of a loan that is administered by an agent bank acting as agent for all holders, the agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Master Portfolio has direct recourse against the corporate borrower, the Master Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution's employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Master Portfolio were determined to be subject to the claims of the agent bank's general creditors, the Master Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (E.G., an insurance company or governmental agency) similar risks may arise.

Moreover, under the terms of the loan participation, a Master Portfolio may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Master Portfolio also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank. If a Master Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Master Portfolio's net asset value and yield could be adversely affected. Loans that are fully secured offer a Master Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower's obligation, or that the collateral can be liquidated.

A Master Portfolio may invest in loan participations of below investment-grade quality. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, a Master Portfolio bears a substantial risk of losing the entire amount invested.

Loans and other types of direct indebtedness may be subject to restrictions on resale. In addition, the secondary market, if any, for loans and other types of direct indebtedness may be limited; thus, loans and other types of direct indebtedness purchased by a Master Portfolio may be treated as illiquid.

Investments in loans through a direct assignment of the financial institution's interests with respect to the loan may involve additional risks to a Master Portfolio. For example, if a loan is foreclosed, a Master Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Master Portfolio could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, a Master Portfolio relies on BGFA's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Master Portfolio.


LOANS OF PORTFOLIO SECURITIES. A Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends. A Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. A Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. A Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, a Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of each lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA; such reinvestments are subject to investment risk.


Securities lending involves exposure to certain risks, including operational risk (I.E., the risk of losses resulting from problems in the settlement and accounting process), "gap" risk (I.E., the risk of a mismatch between the return on cash collateral reinvestments and the fees a Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return a Master Portfolio's securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral do not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

A Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Board of Trustees. BGI acts as securities lending agent for the Master Portfolios subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.


MORTGAGE PASS-THROUGH SECURITIES. Mortgage pass-through securities are a category of pass-through securities backed by pools of mortgages and issued by, among others, the Ginnie Mae or by one of several U.S. government-sponsored entities, such as Fannie Mae, Freddie Mac or the Federal Home Loan Banks. In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a "pool" consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a PRO RATA share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans and is generally subject to the risk of non-payment of such principal and interest payments.

An investment in a specific pool of pass-through securities requires an analysis of the specific prepayment risk of mortgages within the covered pool (since mortgagors typically have the option to prepay their loans). The level of prepayments on a pool of mortgage securities is difficult to predict and can impact the subsequent cash flows and value of the mortgage pool. In addition, when trading specific mortgage pools, precise execution, delivery and settlement arrangements must be negotiated for each transaction. These factors combine to make trading in mortgage pools somewhat cumbersome. For these and other reasons, a Master Portfolio may obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of "to-be-announced" or "TBA" transactions. "TBA" refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed security. Most transactions in mortgage pass-through securities occur through the use of TBA transactions. TBA transactions generally are conducted in accordance with widely-accepted guidelines that establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined two days prior to the settlement date. A Master Portfolio may use TBA transactions in several ways. For example, a Master Portfolio may regularly enter into TBA agreements and "roll over" such agreements prior to the settlement date stipulated in such agreements. This type of TBA transaction is sometimes known as a "TBA roll." In a TBA roll, a Master Portfolio generally will sell the obligation to purchase the pools stipulated in the TBA agreement prior to the stipulated settlement date and will enter into a new TBA agreement for future delivery of pools of mortgage pass-through securities. In addition, a Master Portfolio may enter into TBA agreements and settle such transactions on the stipulated settlement date by accepting actual receipt or delivery of the pools of mortgage pass-through securities stipulated in the TBA agreement. Default by or bankruptcy of a counterparty to a TBA transaction would expose a Master Portfolio to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA transaction. To minimize this risk, a Master Portfolio will enter into TBA transactions only with established counterparties (such as major broker-dealers) and BGFA will monitor the creditworthiness of such counterparties. The use of TBA rolls may cause a Master Portfolio to experience higher portfolio turnover and to pay higher capital gain distributions, which may result in larger amounts of short-term capital gains allocable to interestholders. The Master Portfolios maintain liquid assets in connection with TBA transactions.

MORTGAGE SECURITIES. Mortgage securities are issued by government and non-government entities such as banks, mortgage lenders, or other institutions. A mortgage security is an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. Some mortgage securities, such as collateralized mortgage obligations, make payments of both principal and interest at a range of specified intervals; others make semi-annual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage securities are based on different types of mortgages, including those on commercial real estate or residential properties. Stripped mortgage securities are created when the interest and principal components of a mortgage security are separated and sold as individual securities. In the case of a stripped mortgage security, the holder of the "principal-only" security (PO) receives the principal payments made by the underlying mortgage, while the holder of the "interest-only" security (IO) receives interest payments from the same underlying mortgage.

The value of mortgage securities may change due to shifts in the market's perception of the creditworthiness of issuers and changes in interest rates. The value of some mortgage-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Mortgage securities issued by non-government entities may be subject to greater credit risk than those issued by government entities. The performance of privately-issued mortgage securities may depend on the integrity and competence of the institutions that originate the underlying mortgages, yet investors in these mortgage securities may have only limited access to information required to evaluate the practices of these mortgage originators. In order to prevent defaults by troubled mortgage borrowers, the sponsors of mortgage securities may have to renegotiate and investors in mortgage securities may have to accept less favorable interest rates or other terms on the mortgages underlying these securities. Unanticipated mortgage defaults or renegotiations of mortgage terms are likely to depress the prices of related mortgage securities. Although mortgage securities may be supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations. Guarantees, insurance and other forms of credit enhancement supporting mortgage securities may also be insufficient to cover all losses on underlying mortgages if mortgage borrowers default at a greater than expected rate. In addition, non-government mortgage securities may offer higher yields than those issued by government entities, and also may be subject to greater price changes than government issues.

Mortgage securities are subject to prepayment risk. Prepayment risk is the risk that early principal payments made on the underlying mortgages, usually in response to a reduction in interest rates, will result in the return of principal to the investor, causing it to be invested subsequently at a lower current interest rate. Alternatively, in a rising interest rate environment, mortgage security values may be adversely affected when prepayments on underlying mortgages do not occur as anticipated, resulting in the extension of the security's effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of stripped mortgage securities tend to be more volatile in response to changes in interest rates than those of non-stripped mortgage securities. Also see "Asset-Backed and Commercial Mortgage-Backed Securities" and "Mortgage Pass-Through Securities."

MUNICIPAL SECURITIES. Municipal securities are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of a municipal security issuer to make payments on that security could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower-rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. Municipal securities in which a Master Portfolio may invest include, but are not limited to, municipal lease obligations and securities issued by entities whose underlying assets are municipal bonds.

In addition, a Master Portfolio may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every seven to 35 days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.


REPURCHASE AGREEMENTS. A Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked-to-market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. A Master Portfolio will only enter into repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

RESTRICTED SECURITIES. Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to a Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security's holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell the security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

A Master Portfolio may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the 1933 Act ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule
144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Master Portfolio. Privately issued or Rule 144A securities that are determined by BGFA to be "illiquid" are subject to each Master Portfolio's policy of not investing more than 15% of its net assets in illiquid securities. BGFA will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Master Portfolio on a case-by-case basis and may consider the following factors, among others, in its evaluation:
(i) the frequency of trades and quotes for the Rule 144A Security; (ii) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (iii) dealer undertakings to make a market in the Rule 144A Security; and (iv) the nature of the Rule 144A Security and the nature of the marketplace trades (E.G., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).


REVERSE REPURCHASE AGREEMENTS. A Master Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally, the effect of such transactions is that a Master Portfolio can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Master Portfolio is also able to keep some of the interest income associated with those securities. Such transactions are only advantageous if a Master Portfolio has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and each Master Portfolio intends to use the reverse repurchase technique only when BGFA believes it will be advantageous to the Master Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of a Master Portfolio's assets. Under the 1940 Act, reverse repurchase agreements are considered borrowings. The Master Portfolios maintain liquid assets in connection with reverse repurchase agreements.

SECURITIES OF NON-U.S. ISSUERS. Investing in the securities of non-U.S. (or foreign) issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation or war, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in non-U.S. countries, potential restrictions of the flow of international capital, transaction costs of foreign currency conversions, generally less liquid and less efficient securities markets, generally greater price volatility, less publicly available information about issuers, the imposition of withholding or other taxes, higher transaction and custody costs, delays and risks attendant in settlement procedures, difficulties in enforcing contractual obligations, significantly smaller market capitalization of most non-U.S. securities markets, lesser levels of regulation of the securities markets, and more substantial government interference with the economy. Moreover, individual non-U.S. economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions. In addition, changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar.

OBLIGATIONS OF FOREIGN GOVERNMENTS, SUPRANATIONAL ENTITIES AND BANKS. U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities in which a Master Portfolio may invest are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. Certain foreign governments, specifically foreign governments in emerging markets, historically have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest, and declared moratoria on the payment of principal and interest on their sovereign debts. A Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities are entities designated or supported by the national government of one or more countries to promote economic reconstruction or development. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank and the InterAmerican Development Bank. The percentage of each fund's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

A Master Portfolio may also invest in debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

FOREIGN EQUITY SECURITIES AND DEPOSITARY RECEIPTS. A Master Portfolio's assets may be invested in the securities of foreign issuers and ADRs and EDRs of such issuers.

ADRs and EDRs may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U.S. securities markets and EDRs and CDRs in bearer form are designed for use in Europe. A Master Portfolio may invest in ADRs, EDRs and CDRs through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

FOREIGN CURRENCY TRANSACTIONS. A Master Portfolio's investments in foreign obligations and securities may involve currency risk. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. A Master Portfolio may, but is not required to, attempt to minimize risks from adverse changes in the relationship between the U.S. dollar and foreign currencies by engaging in foreign currency transactions. A Master Portfolio may engage in foreign currency transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into derivative transactions such as foreign currency forward contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures contracts.

Foreign currency forward contracts are negotiated, over-the-counter transactions pursuant to which the parties take positions against future movements in currency prices. In a typical forward contract, one party agrees to pay any increase in the price of the underlying currency during the life of the contract, while the other agrees to pay any decrease.

A Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when BGFA believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of a Master Portfolio's securities denominated in such foreign currency, or when BGFA believes that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge"). A Master Portfolio may, in the alternative, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount where BGFA believes that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the portfolio securities are denominated (a "cross-hedge"). The precise matching of the forward contract amount and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and date it matures. The use of foreign currency forward contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future.

Currency futures contracts are exchange-traded and change in value to reflect movements of a currency or basket of currencies, with settlement required to be made in a designated currency.

Foreign currency hedging transactions are an attempt to protect a Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase.

The cost to a Master Portfolio of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. BGFA considers on an ongoing basis the creditworthiness of the institutions with which the Master Portfolios enter into foreign currency transactions.


SHORT POSITIONS. A Master Portfolio may take a short position in a security or other financial instrument as part of its overall portfolio management strategies or to offset potential declines in long positions in similar securities or financial instruments. When a Master Portfolio takes a short position in a security, it sells a security that the Master Portfolio may or may not own, but is ultimately obligated to deliver, to a broker or other counterparty. When a Master Portfolio takes a short position in a financial instrument, the Master Portfolio sells exposure to that financial instrument to a counterparty. Following the establishment of a short position, a Master Portfolio may purchase the same security or financial instrument to offset the short position or it may borrow the same security or financial instrument to offset the short position, thereby incurring an obligation to replace the borrowed security at a later date. There is no assurance that a Master Portfolio will be able to purchase or borrow the security or financial instrument to offset a short position. Taking a short position allows a Master Portfolio to profit from declines in market prices to the extent such declines exceed transactions costs, including the costs of borrowing the security or financial instrument with respect to which the Master Portfolio has taken a short position. If the price of the short position increases between the time of taking the short position and the time a Master Portfolio purchases the security or financial instrument held short, the Master Portfolio would incur a loss; conversely, if the price of the short position declines, the Master Portfolio will realize capital gain. Any gain will be decreased, and any loss increased, by the transaction costs incurred. When taking a short position, a Master Portfolio maintains liquid assets or otherwise covers its position. In the case of a Master Portfolio's taking a short position for hedging purposes, the short position may be adversely affected by imperfect correlation between movements in the price of the position sold short and the exposure being hedged. In the case of a Master Portfolio's taking a short position to take advantage of potential declines in a security or other financial instrument, the short position may be adversely affected by an increase in the value of the security or other financial instrument.

SHORT-TERM INSTRUMENTS. A Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including non-U.S. branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (E.G., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of non-U.S. banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by a Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

U.S. GOVERNMENT OBLIGATIONS. A Master Portfolio may invest in various types of U.S. government obligations. A U.S. government obligation is a type of bond. Obligations of certain U.S. government agencies and instrumentalities, and U.S. government-sponsored enterprises are backed by the full faith and credit of the United States (E.G., Ginnie Mae); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury and others are supported by the discretionary authority of the U.S. government to purchase an agency's obligations. Still others are backed only by the credit of the U.S. government agency or instrumentality or U.S. government-sponsored enterprise issuing the obligation (E.G., Fannie Mae and Freddie Mac). The maximum potential liability of these issuers may exceed their current resources, including their legal right to obtain financial support from the U.S. government. No assurance can be given that the U.S. government would provide financial support to any of these entities if it is not obligated to do so by law. In the case of obligations backed only by the credit of the U.S. government agency or instrumentality or U.S. government-sponsored enterprise issuing the obligation, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. As a general matter, the value of debt instruments, including U.S. government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. government obligations are subject to fluctuations in yield or value due to their structure or contract terms.


Inflation-protected public obligations of the U.S. Treasury are commonly referred to as "TIPS." TIPS are a type of U.S. government obligation issued by the U.S. Treasury that is designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation, which is a substantial increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment, future inflation protected bonds typically have lower yields than conventional fixed-rate bonds.


WARRANTS. A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time. A Master Portfolio may hold warrants directly or as an element of another security such as a corporate bond. The prices of warrants do not necessarily correlate with the prices of the underlying securities.


PORTFOLIO HOLDINGS INFORMATION. The Boards of Trustees of MIP and BGIF have adopted a policy regarding the disclosure of the Master Portfolios' portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of each Master Portfolio's interestholders; (b) does not put the interests of BGFA, the Master Portfolio's placement agent (the "Placement Agent"), or any affiliated person of the Master Portfolios, BGFA or the Placement Agent, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect and/or control mechanisms (such as by virtue of duties to the Master Portfolios or to series of BGIF investing in the Master Portfolios ("LifePath Portfolios")) limiting the use of such information are in effect. None of the Master Portfolios, the LifePath Portfolios, BGFA or BGI receive any compensation or other consideration in connection with the disclosure of portfolio holdings information pursuant to the arrangements described below.

The policy described herein only relates to the disclosure of portfolio holdings information of MIP, BGIF and the Master Portfolios.


SERVICE PROVIDERS. Daily access to information concerning portfolio holdings is permitted, without any lag between the date of the information and the date on which such information is disclosed, (i) to personnel of BGFA who manage the Master Portfolios' assets (for purposes of this "Portfolio Holdings Information" section, "Portfolio Managers") or who provide administrative, operational, risk management, or other support to the Portfolio Managers ("Support Staff"), and (ii) to other personnel of BGFA and the Trust's, the Master Portfolios', BGIF's, and the LifePath Portfolios', service providers, such as BGI, State Street and SEI, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolios and the LifePath Portfolios, including agreements with BGI as administrator for the Master Portfolios and the LifePath Portfolios, and the terms of their respective current registration statements. Portfolio Managers and Support Staff may also release and discuss portfolio holdings information with various broker-dealers, including broker-dealers affiliated with BGFA, in connection with managing the Master Portfolios' assets and settling the Master Portfolios' transactions, as may be necessary to conduct business in the ordinary course in a manner consistent with Service Agreements and the terms of the Master Portfolios' and the LifePath Portfolios' respective current registration statements.

From time to time, portfolio holdings information may also be provided, in the ordinary course of business without any lag between the date of the information and the date on which such information is disclosed (provided that such information is provided no earlier than the close of trading on the same business day as the date of such information), to other persons and entities, including, among others, MIP's and BGIF's Trustees; the auditors of MIP and BGIF; counsel to the Master Portfolios or BGIF, and counsel to the Trustees who are not "interested persons" (as defined in the 1940 Act) (the "Independent Trustees"); pricing service vendors; proxy voting service providers; financial printers; regulatory authorities; stock exchanges and other listing organizations; rating or ranking organizations; or as otherwise required by law or regulation. The following is a list as of March 31, 2009 of all such persons and entities to which the Master Portfolios and the LifePath Portfolios have ongoing arrangements to provide portfolio holdings information in the ordinary course of business as described above: Moody's Investors Services, Standard & Poor's, Lipper, Inc. and Morningstar, Inc., as the rating organizations for certain of the Master Portfolios and/or LifePath Portfolios, and Interactive Data Corp. and Reuters, as the pricing services for the Master Portfolios. Any additions, modifications or deletions to the foregoing list that have occurred since March 31, 2009 are not reflected. Generally, the above persons and entities are subject to duties of confidentiality arising under law or contract that the Boards of Trustees of the Trust and BGIF believe provide an adequate safeguard for such information.


REGISTERED INVESTMENT COMPANIES INVESTING IN THE MASTER PORTFOLIO. Each Master Portfolio may provide portfolio holdings information to the sponsors, administrators or other service providers for registered investment companies sponsored by institutions not affiliated with BGFA that invest in such Master Portfolio (each, a "third party fund investor") as may be necessary to (i) conduct business of the third party fund investor in the ordinary course in a manner consistent with agreements with the third party fund investor and the terms of the Master Portfolio's current registration statement, or (ii) satisfy legal requirements applicable to the third party fund investor. Such portfolio holdings information may be provided without any lag between the date of the information and the date on which such information is disclosed. Each third party fund investor is subject to the terms and duties of confidentiality of its own portfolio holdings disclosure policy as adopted by its board of directors or trustees (which policy may be different than MIP's and BGIF's policy described herein), and none of BGFA, BGI or the Board of Trustees of MIP or BGIF exercises control over any third party fund investor's policies. The following is a list as of March 31, 2009 of third party fund investors and their service providers to which the Master Portfolios have ongoing arrangements to provide portfolio holdings information in the ordinary course of business without any lag as described above: State Farm Mutual LifePath Portfolio Trust and State Farm VP Management Corp. Any additions, modifications or deletions to the foregoing list that have occurred since March 31, 2009 are not reflected.


BGFA, BGI and the Master Portfolios may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential eligible investor to the extent necessary for such investor to evaluate a potential investment in the relevant Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

SEC FILINGS. Each Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on such Master Portfolio's fiscal year, within 70 days after the end of the calendar quarter, and will provide that information to interestholders, as required by federal securities laws and regulations thereunder.


OTHER PUBLIC DISCLOSURE. A Master Portfolio or a LifePath Portfolio that invests in a Master Portfolio may voluntarily disclose portfolio holdings information in advance of required filings with the SEC to persons and entities that make such information generally available to interested persons, such as institutional investors and their advisers and representatives. These persons and entities may make such information available through a variety of methods, including without limitation via websites, e-mail and other forms of publication. Such portfolio holdings information may be provided without any lag between the date of the information and the date on which such information is disclosed, provided that such information is provided no earlier than the close of trading on the same business day as the date of such information. No conditions or restrictions are placed on the use of such information because the Master Portfolios and the LifePath Portfolios intend that the persons and entities to which such information is provided will make such information generally available to all interested persons. The following is a list, as of March 31, 2009, of all such persons and entities with which the LifePath Portfolios or the Master Portfolios have ongoing arrangements to provide portfolio holdings information and the frequency with which such information is provided: Bloomberg (monthly) and Micropal (daily). Any additions, modifications or deletions to the foregoing list that have occurred since March 31, 2009 are not reflected.


APPROVED RECIPIENTS. The Master Portfolios' and the LifePath Portfolios' Chief Compliance Officer may also authorize disclosure of portfolio holdings information to approved recipients pursuant to the above policy.

The Boards of Trustees of MIP and BGIF review the above policy and the procedures with respect to the disclosure of portfolio holdings information at least annually. There can be no assurance that the Master Portfolios' and BGIF's policy and procedures with respect to disclosure of portfolio holdings information will prevent the misuse of such information by persons that receive such information.

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the section of Part A entitled "Management - Organization and Capital Structure."


The Trust's Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. Each Trustee serves until he or she resigns, is removed, dies, retires or becomes incapacitated. Officers generally serve at the pleasure of the Trustees. The Trust, BGIF, iShares Trust and iShares, Inc. are considered to be members of the same fund complex, as defined in Form N-1A under the 1940 Act. Lee T. Kranefuss also serves as a Trustee of BGIF and iShares Trust and as a Director of iShares, Inc. Each other Trustee of the Trust also serves as a Trustee for BGIF. The Trust's Trustees have designated Leo Soong as the Lead Independent Trustee. The address for each Trustee and officer is Barclays Global Investors, N.A., c/o Mutual Fund Administration, 400 Howard Street, San Francisco, CA 94105.

                              INTERESTED TRUSTEES


                                                                                    NUMBER OF
                                                                                   PORTFOLIOS
                                                                                     IN FUND
                                                                                     COMPLEX
                         POSITION(S), LENGTH          PRINCIPAL OCCUPATION          OVERSEEN
     NAME AND AGE            OF SERVICE              DURING PAST FIVE YEARS        BY TRUSTEE         OTHER DIRECTORSHIPS
---------------------- ---------------------- ----------------------------------- ------------ ---------------------------------
Lee T. Kranefuss*      Trustee (since 2001)   Global Chief Executive Officer,         203      Trustee of BGIF (since 2001);
(47)                   and Chairman of the    iShares/Intermediary Groups of                   Trustee of iShares Trust (since
                       Board (since 2007).    BGI (since 2008); Chief Executive                2003); Director of iShares, Inc.
                                              Officer, iShares Intermediary                    (since 2003).
                                              Index and Market Group of BGI
                                              (2005-2008); Chief Executive
                                              Officer of the Intermediary
                                              Investor and Exchange Traded
                                              Products Business of BGI (2003-
                                              2005); Director of BGFA (since
                                              2005); Director, President and
                                              Chief Executive Officer of
                                              Barclays Global Investors
                                              International, Inc. (since 2005);
                                              Director and Chairman of
                                              Barclays Global Investors
                                              Services (since 2005).

H. Michael Williams*   Trustee and            Vice Chairman - Capital Markets,        26       Trustee (since 2007) of BGIF;
(48)                   President (since       BGI (since 2008); Head of Global                 Trustee (since 2007) of the
                       2007).                 Index and Markets Group of BGI                   University of California
                                              (2006-2008); Global Head of                      Berkeley Foundation.
                                              Securities Lending, BGI (2002-
                                              2006).


-------
*Each of Mr. Kranefuss and Mr. Williams is deemed to be an Interested
   Trustee due to his affiliations with BGFA, the investment adviser of the Master Portfolios and BGI, the parent company of BGFA and the administrator of the LifePath Portfolios and the Master Portfolios. "Interested Trustee" has the same meaning as "interested person" (as defined in the 1940 Act).

INDEPENDENT TRUSTEES



                                                                                NUMBER OF
                                                                               PORTFOLIOS
                                                                                 IN FUND
                                                                                 COMPLEX
                         POSITION(S), LENGTH        PRINCIPAL OCCUPATION        OVERSEEN
     NAME AND AGE            OF SERVICE            DURING PAST FIVE YEARS      BY TRUSTEE        OTHER DIRECTORSHIPS
---------------------- ---------------------- ------------------------------- ------------ ------------------------------
Mary G. F. Bitterman   Trustee (since 2001)   President (since 2004) and          26       Trustee (since 2001) of BGIF;
(64)                   and Chairperson of     Director (since 2002) of the                 Director (since 1984) and
                       the Nominating and     Bernard Osher Foundation;                    Lead Independent Director
                       Governance             Director (2003-2004) of Osher                (since 2000) of the Bank of
                       Committee (since       Lifelong Learning Institutes.                Hawaii; Director (since 2002)
                       2006).                                                              and Immediate Past Chairman
                                                                                           (since 2005) of the Board of
                                                                                           PBS (Public Broadcasting
                                                                                           Service).

A. John Gambs (63)     Trustee and            Retired.                            26       Trustee (since 2006) of BGIF.
                       Chairperson of the
                       Audit Committee
                       (since 2006).

                                                                                     NUMBER OF
                                                                                    PORTFOLIOS
                                                                                      IN FUND
                                                                                      COMPLEX
                          POSITION(S), LENGTH          PRINCIPAL OCCUPATION          OVERSEEN
      NAME AND AGE            OF SERVICE              DURING PAST FIVE YEARS        BY TRUSTEE        OTHER DIRECTORSHIPS
----------------------- ---------------------- ----------------------------------- ------------ -------------------------------
Hayne E. Leland (67)    Trustee (since         Professor of Finance (since 1974)       26       Trustee (since 2007) of BGIF.
                        2007).                 at University of California,
                                               Berkeley: Haas School of
                                               Business.

Jeffrey M. Lyons (54)   Trustee (since         Retired (since 2006); President         26       Trustee (since 2007) of BGIF.
                        2007).                 (2004-2006) of Active Trader
                                               Business and President (2001-
                                               2004) of the Asset Management
                                               Division of Charles Schwab & Co.

Wendy Paskin-           Trustee (since         Managing Partner (since 1999)           26       Trustee (since 2006) of BGIF;
Jordan (53)             2006).                 of Paskin & Kahr Capital                         Director (since 2001) of the
                                               Management; Registered                           California State Automobile
                                               Representative (since 2005) of                   Association; Director (since
                                               ThinkEquity Partners (broker-                    2008) of RPF Fund II, RPF
                                               dealer); Advisory Board (2006-                   Fund IV and RPF Fund V.
                                               2008) of Healthy Handfuls
                                               (natural food company);
                                               Registered Representative (1999-
                                               2005) of ePlanning Securities
                                               Inc. (broker-dealer).

Leo Soong               Trustee (since 2000)   Senior Advisor (since 1977) of          26       Trustee (since 2000) of BGIF;
(62)                    and Lead               CG Roxane LLC & Crystal Geyser                   Vice Chairman (since 2005) of
                        Independent Trustee    Water Co. (water companies);                     the California Pacific Medical
                        (since 2006).          Managing Director (1989-2008)                    Center; Director (since 1990)
                                               of CG Roxane LLC; President                      of the California State
                                               (2002-2008) of Trinity Products                  Automobile Association;
                                               LLC/IQ Organics LLC (healthy                     Director (since 2002) of the
                                               beverage companies).                             American Automobile
                                                                                                Association.


OFFICERS


                      POSITION(S), LENGTH             PRINCIPAL OCCUPATION
    NAME AND AGE           OF SERVICE                DURING PAST FIVE YEARS
-------------------  ---------------------  ---------------------------------------
Jack Gee             Treasurer and Chief    Director of Fund Administration of
(49)                 Financial Officer      Intermediary Investor Business of BGI
                     (since 2008).          (since 2004); Treasurer and Chief
                                            Financial Officer of Parnassus
                                            Investments (2004).

Geoffrey D. Flynn    Executive Vice         Chief Operating Officer, U.S. iShares,
(52)                 President and Chief    BGI (since 2008); Director, Mutual
                     Operating Officer      Fund Operations of BGI (2007-2008);
                     (since 2008).          President, Van Kampen Investors
                                            Services (2003-2007); Managing
                                            Director, Morgan Stanley (2002-
                                            2007); President, Morgan Stanley
                                            Trust, FSB (2002-2007).

                        POSITION(S), LENGTH            PRINCIPAL OCCUPATION
     NAME AND AGE            OF SERVICE               DURING PAST FIVE YEARS
---------------------  ---------------------  --------------------------------------
Eilleen M. Clavere     Secretary              Director of Legal Administration of
(56)                   (since 2007).          Intermediary Investor Business of BGI
                                              (since 2006); Legal Counsel and Vice
                                              President of Atlas Funds, Atlas
                                              Advisers, Inc. and Atlas Securities,
                                              Inc. (2005-2006); Counsel of
                                              Kirkpatrick & Lockhart LLP (2001-
                                              2005).

Ira P. Shapiro         Vice President and     Associate General Counsel, BGI
(46)                   Chief Legal Officer    (since 2004); First Vice President,
                       (since 2007).          Merrill Lynch Investment Managers
                                              ( 1993-2004).

David Lonergan (39)    Executive Vice         Head of U.S. Cash Management
                       President              (since 2002) of BGI; U.S. Liquidity
                       (since 2009).          Manager (2000-2002) of BGI.

Alan Mason (48)        Vice President         Head (since 2006) of Allocations and
                       (since 2007).          Solutions of BGI; Investment
                                              Strategist (2000-2006) of BGI; Global
                                              Head (since 2008) of Portfolio
                                              Management, Client Solutions.



COMMITTEES. There are two standing committees of the Board of Trustees - the Nominating and Governance Committee and the Audit Committee. Members of the Nominating and Governance Committee and the Audit Committee include each Independent Trustee. The Nominating and Governance Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. The Nominating and Governance Committee generally does not consider nominees recommended by interestholders, but may do so if the Nominating and Governance Committee deems it appropriate. Interestholders who want to recommend nominees can contact the Nominating and Governance Committee by sending a signed letter that provides relevant information regarding the nominee and includes: (a) the interestholder's name and address; (b) the number of interests owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if such interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. The letter should be addressed to MIP Board of Trustees - Nominating and Governance Committee, c/o Barclays Global Investors, N.A. - Mutual Fund Administration, 400 Howard Street, San Francisco, CA 94105. Mary G. F. Bitterman serves as Chairperson of the Nominating and Governance Committee. During the fiscal year ended December 31, 2008, the Nominating and Governance Committee held two meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolios' accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolios' financial statements and interacting with the Master Portfolios' independent auditors on behalf of the full Board. A. John Gambs serves as Chairperson of the Audit Committee. During the fiscal year ended December 31, 2008, the Audit Committee held four meetings.

BENEFICIAL EQUITY OWNERSHIP INFORMATION. The table below shows for each Trustee, the amount of interests in each Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and
D = over $100,001:


DOLLAR RANGE OF EQUITY SECURITIES IN THE MASTER PORTFOLIOS AND THE

FAMILY OF INVESTMENT COMPANIES (AS OF DECEMBER 31, 2008)
--------------------------------------------------------



                                                                   AGGREGATE DOLLAR RANGE OF
                            ACTIVE STOCK       COREALPHA BOND     SECURITIES IN THE FAMILY OF
   INTERESTED TRUSTEE     MASTER PORTFOLIO    MASTER PORTFOLIO       INVESTMENT COMPANIES
-----------------------  ------------------  ------------------  ----------------------------
Lee T. Kranefuss         0                   0                                 D
H. Michael Williams      0                   0                                 D

  INDEPENDENT TRUSTEES
-----------------------
Mary G. F. Bitterman     0                   0                                 0
A. John Gambs            0                   0                                 D
Hayne E. Leland          0                   0                                 D
Jeffrey M. Lyons         0                   0                                 D
Wendy Paskin-            0                   0                                 0
Jordan
Leo Soong                0                   0                                 0



As of December 31, 2008, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent, or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

COMPENSATION OF TRUSTEES. Effective as of January 1, 2009, the Trust pays each Independent Trustee the Trust's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $60,000; (ii) a per meeting fee of $6,000 for meetings of the Board attended by the Trustee; (iii) a committee meeting fee of $2,500 for each Audit Committee meeting attended by the Trustee; and (iv) a committee meeting fee of $2,000 for each Nominating and Governance Committee meeting attended by the Trustee. The Chairperson of the Audit Committee is paid the Trust's allocable share of an annual fee of $10,000 and the Chairperson of the Nominating and Governance Committee is paid the Trust's allocable share of an annual fee of $5,000. The Lead Independent Trustee is paid the Trust's allocable share of an additional annual base fee of $17,500. These Independent Trustee fees and expenses are allocated between the Trust and MIP, based on their respective assets under management.

During the period January 1, 2008 through December 31, 2008, the Trust paid each Independent Trustee the Trust's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $50,000; (ii) a per meeting fee of $5,500 for meetings of the Board attended by the Trustee; and (iii) a committee meeting fee of $2,000 for each committee meeting attended by the Trustee. The Chairperson of the Audit Committee was paid the Trust's allocable share of an annual fee of $8,500 and the Chairperson of the Nominating and Governance Committee was paid the Trust's allocable share of an annual fee of $3,000. The Lead Independent Trustee was paid the Trust's allocable share of an additional annual base fee of $15,000. These Independent Trustee fees and expenses were allocated between the Trust and MIP, based on their respective assets under management.


The Trust reimburses each Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending Board and committee meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the fund complex, as defined in Form N-1A under the 1940 Act.

COMPENSATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008
-------------------------------------------


                               AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INTERESTED TRUSTEE        FROM THE TRUST        FROM FUND COMPLEX(1)
----------------------------  ------------------------  ---------------------
Lee T. Kranefuss                         $0                       $0
H. Michael Williams                      $0                       $0


                                 AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INDEPENDENT TRUSTEES        FROM THE TRUST        FROM FUND COMPLEX(1)
------------------------------  ------------------------  ---------------------
Mary G. F. Bitterman            $ 86,166                         $117,000
A. John Gambs                   $ 98,284                         $133,500
Hayne E. Leland                 $ 83,896                         $114,000
Jeffrey M. Lyons                $ 92,021                         $125,000
Wendy Paskin-Jordan             $ 88,022                         $119,500
Leo Soong                       $101,970                         $138,500


-------
(1)Includes compensation for services on the Board of Trustees of BGIF.


CODE OF ETHICS. The Trust, BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.


PROXY VOTING POLICIES OF THE MASTER PORTFOLIOS. The following is a discussion of the proxy voting policies of the Master Portfolios.

MIP has adopted as its proxy voting policies for each Master Portfolio the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolios. MIP has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by each Master Portfolio. Therefore, the remainder of this section discusses each Master Portfolio's proxy voting guidelines and BGFA's role in implementing such guidelines.

BGFA votes (or refrains from voting) proxies for each Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of such Master Portfolio. In some cases, BGFA may determine that it is in the best economic interests of a Master Portfolio to refrain from exercising the Master Portfolio's proxy voting rights (such as, for example, proxies on certain non-U.S. securities that might impose costly or time-consuming in-person voting requirements). With regard to the relationship between securities lending and proxy voting, BGFA's approach is also driven by its clients' economic interests. The evaluation of the economic desirability of recalling loans involves balancing the revenue producing value of loans against the likely economic value of casting votes. Based on BGFA's evaluation of this relationship, BGFA believes that the likely economic value of casting a vote generally is less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by BGFA recalling loaned securities in order to ensure they are voted. Periodically, BGFA analyzes the process and benefits of voting proxies for securities on loan, and will consider whether any modification of its proxy voting policies or procedures are necessary in light of any regulatory changes. BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA's proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio's affiliates (if any), BGFA or BGFA's affiliates, or SEI or SEI's affiliates. When voting proxies, BGFA attempts to encourage companies to follow practices that enhance shareholder value and increase transparency and allow the market to place a proper value on their assets. With respect to certain specific issues:

o Each Master Portfolio generally supports the board's nominees in uncontested elections of directors and generally supports proposals that strengthen the independence of boards of directors;

o Each Master Portfolio generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

o Each Master Portfolio generally votes against anti-takeover proposals and proposals that would create additional barriers or costs to corporate transactions that are likely to deliver a premium to shareholders.

BGFA maintains institutional policies and procedures that are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and a Master Portfolio, a Master Portfolio's affiliates (if any), BGFA or BGFA's affiliates, or SEI or SEI's affiliates, from having undue influence on BGFA's proxy voting activity. In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard against potential conflicts of interest or as otherwise required by applicable law. The independent fiduciary may either vote such proxies or provide BGFA with instructions as to how to vote such proxies. In the latter case, BGFA votes the proxy in accordance with the independent fiduciary's determination.

Information with respect to how BGFA voted Master Portfolio proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-BGI-1544 (1-877-244-1544); and (ii) on the SEC's website at www.sec.gov.

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o Barclays Global Investors, N.A. - Mutual Fund Administration, 400 Howard Street, San Francisco, CA 94105. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of the Trust and reported to the Board of Trustees.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


As of March 31, 2009, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of each Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.



                                                                          PERCENTAGE OF    NATURE OF
         MASTER PORTFOLIO          NAME AND ADDRESS OF INTERESTHOLDER   MASTER PORTFOLIO   OWNERSHIP
--------------------------------- ------------------------------------ ------------------ ----------
Active Stock Master Portfolio     LifePath 2010 Portfolio                       11%         Record
                                  Barclays Global Investors Funds
                                  400 Howard Street
                                  San Francisco, CA 94105
                                  LifePath 2020 Portfolio                       30%         Record
                                  Barclays Global Investors Funds
                                  400 Howard Street
                                  San Francisco, CA 94105
                                  LifePath 2030 Portfolio                       29%         Record
                                  Barclays Global Investors Funds
                                  400 Howard Street
                                  San Francisco, CA 94105
                                  LifePath 2040 Portfolio                       25%         Record
                                  Barclays Global Investors Funds
                                  400 Howard Street
                                  San Francisco, CA 94105

CoreAlpha Bond Master Portfolio   LifePath Retirement Portfolio                 12%         Record
                                  Barclays Global Investors Funds
                                  400 Howard Street
                                  San Francisco, CA 94105

                                                           PERCENTAGE OF    NATURE OF
 MASTER PORTFOLIO   NAME AND ADDRESS OF INTERESTHOLDER   MASTER PORTFOLIO   OWNERSHIP
------------------ ------------------------------------ ------------------ -----------
                   LifePath 2010 Portfolio                       31%          Record
                   Barclays Global Investors Funds
                   400 Howard Street
                   San Francisco, CA 94105
                   LifePath 2020 Portfolio                       35%          Record
                   Barclays Global Investors Funds
                   400 Howard Street
                   San Francisco, CA 94105
                   LifePath 2030 Portfolio                       16%          Record
                   Barclays Global Investors Funds
                   400 Howard Street
                   San Francisco, CA 94105
                   LifePath 2040 Portfolio                        6%          Record
                   Barclays Global Investors Funds
                   400 Howard Street
                   San Francisco, CA 94105


For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.


As of March 31, 2009, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust.


ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with
Item 5 in Part A.

INVESTMENT ADVISER. BGFA provides investment advisory services to each Master Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with MIP.

The applicable Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of Independent Trustees of MIP, by vote cast in person at a meeting called for the purpose of voting on such approval. The applicable Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The applicable Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

ADVISORY FEES. BGFA is entitled to receive monthly fees at the annual rate of 0.25% of the average daily net assets of each Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.


For the fiscal years shown below, each Master Portfolio paid to BGFA the following advisory fees, net of waivers and/or offsetting credits:



                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                        12/31/2006           12/31/2007          12/31/2008
---------------------------------  -------------------  -------------------  ------------------
Active Stock Master Portfolio           $3,495,374           $4,628,299          $4,111,502
CoreAlpha Bond Master Portfolio         $2,515,984           $3,330,156          $3,507,984

For the fiscal years shown below, BGFA waived the following advisory fees payable by the Master Portfolios:



                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                        12/31/2006           12/31/2007          12/31/2008
---------------------------------  -------------------  -------------------  ------------------
Active Stock Master Portfolio             N/A                  N/A           $ 9,275*
CoreAlpha Bond Master Portfolio           N/A                  N/A                  N/A



-------
*                 Waiver commenced on July 3, 2008.


ADMINISTRATOR. BGI serves as administrator of the Master Portfolios. BGI provides the Master Portfolios with administrative services, including provision of management reporting and treasury administrative services, financial reporting, legal and tax services, and supervision of the Master Portfolios' administrative operations, preparation of proxy statements, BGI also furnishes office space and certain facilities to conduct the Master Portfolios' business and compensates MIP's Trustees, officers and employees who are affiliated with BGI. BGI is entitled to receive an annual administrative fee of 0.10% of each Master Portfolio's average daily net assets for providing administrative services.

In addition, BGI has agreed to bear costs of the Master Portfolios' and the Trust's operations as discussed under "Expenses" below in this Item.


For the fiscal years shown below, the Master Portfolios paid the following administration fees to BGI, net of waivers and/or offsetting credits:



                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                        12/31/2006           12/31/2007          12/31/2008
---------------------------------  -------------------  -------------------  ------------------
Active Stock Master Portfolio           $1,357,925           $1,700,700          $1,135,552
CoreAlpha Bond Master Portfolio         $  962,193           $1,280,536          $1,358,168


For the fiscal years shown below, BGI waived the following administration fees with respect to the Funds:


                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                        12/31/2006           12/31/2007          12/31/2008
---------------------------------  -------------------  -------------------  ------------------
Active Stock Master Portfolio             N/A           $ 101,055*           $471,717
CoreAlpha Bond Master Portfolio           N/A                  N/A                  N/A


-------
*           Waiver commenced on October 2, 2007.


The fees and expenses of the Independent Trustees of MIP, counsel to the Independent Trustees of MIP and the independent registered public accounting firm that provides audit and non-audit services in connection with the Master Portfolios (collectively referred to as the "MIP Independent Expenses") are paid directly by the Master Portfolios. For the fiscal year ended December 31, 2006, BGI voluntarily agreed to provide an offsetting credit against the administration fees paid by the Master Portfolios in an amount equal to the non-extraordinary MIP Independent Expenses. For the period from January 1, 2007 through April 30, 2011, each of BGI and BGFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses.


For the fiscal years shown below, BGI provided an offsetting credit, in the amounts shown, against administration fees paid with respect to the Master
Portfolios:


                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                        12/31/2006           12/31/2007          12/31/2008
---------------------------------  -------------------  -------------------  ------------------
Active Stock Master Portfolio            $40,224              $49,564              $41,042
CoreAlpha Bond Master Portfolio          $44,201              $51,527              $45,026


PLACEMENT AGENT. SEI is the placement agent for the Master Portfolios. SEI is a registered broker-dealer located at One Freedom Valley Drive, Oaks, PA 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent. See "Underwriters" at Item 20 below.

CUSTODIAN. State Street is the Master Portfolios' custodian and is located at 200 Clarendon Street, Boston, MA 02116. State Street is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.


TRANSFER AND DIVIDEND DISBURSING AGENT. State Street also acts as the Master Portfolios' transfer and dividend disbursing agent. For its services as transfer and dividend disbursing agent to the Master Portfolios, State Street is entitled to receive fees based on the Master Portfolios' net assets. See "Expenses."

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP ("PwC"), located at Three Embarcadero Center, San Francisco, CA 94111, serves as the independent registered public accounting firm for the Trust. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.


LEGAL COUNSEL. Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, MA 02109, serves as legal counsel to the Trust, MIP and BGFA.


EXPENSES. BGI has agreed to bear all costs of the Master Portfolios' and MIP's operations, other than brokerage expenses, advisory fees, distribution plan expenses, MIP Independent Expenses, litigation expenses, taxes or other extraordinary expenses. Each of BGI and BGFA, as applicable, has also contractually undertaken to reimburse or credit the Master Portfolios for MIP Independent Expenses. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolios. General expenses of MIP shall be allocated among its portfolios in a manner that is proportionate to the Net Assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS.

The following information supplements and should be read in conjunction with
Item 5 in Part A.


As of December 31, 2008, the individuals named as Active Stock Portfolio Managers in Part A were primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts, as indicated in the table below:



MAX KOZLOV
                                REGISTERED                                               ACCOUNTS WITH
                                INVESTMENT         OTHER POOLED                         INCENTIVE-BASED
                                COMPANIES      INVESTMENT VEHICLES    OTHER ACCOUNTS    FEE ARRANGEMENTS
                            ----------------- --------------------- ------------------ -----------------
Number of Accounts                 1                   22                  25                 19
Net Assets as of 12/31/08    $1,251,000,000      $60,335,000,000     $11,654,000,000    $55,256,000,000



POOJA MALIK*
                                REGISTERED                                               ACCOUNTS WITH
                                INVESTMENT         OTHER POOLED                         INCENTIVE-BASED
                                COMPANIES      INVESTMENT VEHICLES    OTHER ACCOUNTS    FEE ARRANGEMENTS
                            ----------------- --------------------- ------------------ -----------------
Number of Accounts                 1                   55                  34                 50
Net Assets as of 12/31/08    $1,251,000,000      $76,330,000,000     $14,887,000,000    $70,609,000,000


-------

*Ms. Malik was appointed as portfolio manager for the Active Stock Master Portfolio effective January 1, 2009.

As of December 31, 2008, the individuals named as CoreAlpha Bond Portfolio Managers in Part A (for purposes of this Item 15, together with Mr. Kozlov and Mr. Malik, the "Portfolio Managers") were primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts, as indicated in the table below:



CAYMAN SEACREST*
                                REGISTERED                                             ACCOUNTS WITH
                                INVESTMENT         OTHER POOLED                       INCENTIVE-BASED
                                COMPANIES      INVESTMENT VEHICLES   OTHER ACCOUNTS   FEE ARRANGEMENTS
                            ----------------- --------------------- ---------------- -----------------
Number of Accounts                 1                   4                   9                 2
Net Assets as of 12/31/08   $1,116,000,000    $3,287,000,000        $2,898,000,000   $1,077,000,000



SCOTT RADELL
                                 REGISTERED                                                ACCOUNTS WITH
                                 INVESTMENT          OTHER POOLED                         INCENTIVE-BASED
                                 COMPANIES       INVESTMENT VEHICLES    OTHER ACCOUNTS    FEE ARRANGEMENTS
                             -----------------  ---------------------  ----------------  -----------------
Number of Accounts                  1                    3                    7                  2
Net Assets as of 12/31/08     $1,116,000,000        $2,979,000,000      $1,619,000,000    $1,077,000,000


-------

*Mr. Seacrest was appointed as portfolio manager for the CoreAlpha Bond Master Portfolio effective January 1, 2009.


Certain of the portfolios or accounts for which the Portfolio Managers may be primarily responsible for the day-to-day management seek to track the rate of return, risk profile and other characteristics of independent third-party indexes by either replicating the same combination of securities that compose those indexes or sampling the securities that compose those indexes based on objective criteria and data. Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management are composed of securities the identity and amount of which are selected by a computer model that is based on prescribed, objective criteria using independent third-party data to transform independently maintained indexes. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the Master Portfolios and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the Master Portfolios, seeking such investment opportunity. As a consequence, from time to time the Master Portfolios may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the Master Portfolios, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio's or account's gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the Master Portfolios should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Managers' favoring those portfolios or accounts with incentive-based fee arrangements.

The below table reflects, for each Active Stock Portfolio Manager, the number of portfolios or accounts of the types enumerated in the above table and the aggregate of total assets in those portfolios or accounts with respect to which the investment management fees for those portfolios or accounts are based on the performance of those portfolios or accounts as of December 31, 2008:



                                     NUMBER OF OTHER ACCOUNTS WITH
                                        PERFORMANCE-BASED FEES
                                     MANAGED BY PORTFOLIO MANAGER    AGGREGATE OF TOTAL ASSETS
                                    ------------------------------  ---------------------------
MAX KOZLOV
Registered Investment Companies                   N/A                           N/A
Other Pooled Investment Vehicles                  15                      $51,294,000,000
Other Accounts                                     4                      $ 3,962,000,000
POOJA MALIK*
Registered Investment Companies                   N/A                           N/A
Other Pooled Investment Vehicles                  46                      $66,647,000,000
Other Accounts                                     4                      $ 3,962,000,000


-------

*Ms. Malik was appointed as portfolio manager for the Active Stock Master Portfolio effective January 1, 2009.

The below table reflects, for each CoreAlpha Bond Portfolio Manager, the number of portfolios or accounts of the types enumerated in the above table and the aggregate of total assets in those portfolios or accounts with respect to which the investment management fees for those portfolios or accounts are based on the performance of those portfolios or accounts as of December 31, 2008:



                                     NUMBER OF OTHER ACCOUNTS WITH
                                        PERFORMANCE-BASED FEES
                                     MANAGED BY PORTFOLIO MANAGER    AGGREGATE OF TOTAL ASSETS
                                    ------------------------------  ---------------------------
CAYMAN SEACREST*
Registered Investment Companies                   N/A                          N/A
Other Pooled Investment Vehicles                   2                $1,077,000,000
Other Accounts                                    N/A                          N/A
SCOTT RADELL
Registered Investment Companies                   N/A                          N/A
Other Pooled Investment Vehicles                   2                $1,077,000,000
Other Accounts                                    N/A                          N/A


-------

*Mr. Seacrest was appointed as portfolio manager for the CoreAlpha Bond Master Portfolio effective January 1, 2009.

The descriptions of Portfolio Manager remuneration described below are effective as of December 31, 2008 unless otherwise indicated.

As of December 31, 2008, each Portfolio Manager receives a salary and is eligible to receive an annual bonus. Each Portfolio Manager's salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Manager's title, scope of responsibilities, experience and knowledge. Each Portfolio Manager's bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Manager's business unit, and an assessment of the Portfolio Manager's individual performance. The Portfolio Manager's salary and annual bonus are paid in cash. BGFA also operates a mandatory bonus deferral plan for employees whose bonuses exceed certain thresholds which generally becomes payable three years after grant. One half of the mandatory deferral award is "notionally invested" in funds managed by BGI, and the other half is provisionally allocated to shares in Barclays PLC (the ultimate parent company of BGFA). Thus the value of the final award may be increased or decreased over the three-year period. In addition, a Portfolio Manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a Portfolio Manager satisfied the requirements for being part of a "select group of management or highly compensated employees (within the meaning of ERISA section 401(a))" as so specified under the terms of BGI's compensation deferral plan, the Portfolio Manager may elect to defer a portion of his or her bonus under that plan.

If a Portfolio Manager is part of a select group of management or highly compensated employees and is designated by the plan administrators (in their discretion) to be eligible for participation in BGI's Voluntary Levered Alpha Participation Plan ("VLAPP"), the Portfolio Manager may elect to defer a portion of his or her bonus under VLAPP. Under this plan, the Portfolio Manager would receive an award corresponding to the deferred bonus portion if he or she voluntarily elects in advance to defer. VLAPP awards generally vest after three years. The award will be "notionally invested" in a fund(s) managed by BGI over the three-year period, and the return on that notional investment will determine the final award amount. If the referenced fund's return exceeds its benchmark, the excess return is multiplied by a factor of two (2) for the sole purpose of determining the return on the award's notional investment.

Starting in 2008, Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI's Levered Alpha Participation Plan ("LAPP"). Under LAPP, these awards are determined annually, and generally vest in three equal installments over three years. Each vested installment is paid out upon vesting. At the option of the plan administrators, the award may be "notionally invested" in a fund(s) managed by BGI. If notionally invested, the return on that notional investment during the relevant vesting period will determine the award payout amount. If the referenced fund's return exceeds its benchmark, the excess return is multiplied by the factor specified by the plan administrators at the time of the award grant for the sole purpose of determining the return on the award's notional investment.

Prior to December 31, 2007, Portfolio Managers were eligible for selection, on a fully discretionary basis, for awards under BGI's Compensation Enhancement Plan ("CEP"). Under CEP, these awards were determined annually, and were generally scheduled to vest after two years. At the option of the CEP administrators, the award may have been "notionally invested" in funds managed by BGI, which means that the final award amount was increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award was not notionally invested, the original award amount was paid once vested.

A Portfolio Manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited ("BGI UK Holdings"), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.


As of December 31, 2008, the Active Stock Portfolio Managers beneficially owned interests in the Master Portfolios for which they are primarily responsible for the day-to-day management in amounts reflected in the following table:



                                                         $10,001    $50,001    $100,001    $500,001
                                                $1 TO       TO         TO         TO          TO      OVER
ACTIVE STOCK MASTER PORTFOLIO     NONE    $0    $ 10K      $50K      $100K       $500K       $1M      $1M
-------------------------------  ------  ----  -------  ---------  ---------  ----------  ---------  -----
Max Kozlov                       X
Pooja Malik                      X

As of December 31, 2008, the CoreAlpha Bond Portfolio Managers beneficially owned interests in the Master Portfolios for which they are primarily responsible for the day-to-day management in amounts reflected in the following table:



                                                           $10,001    $50,001    $100,001    $500,001
                                                  $1 TO       TO         TO         TO          TO      OVER
COREALPHA BOND MASTER PORTFOLIO     NONE    $0    $ 10K      $50K      $100K       $500K       $1M      $1M
---------------------------------  ------  ----  -------  ---------  ---------  ----------  ---------  -----
Cayman Seacrest                    X
Scott Radell                       X


ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

BGFA assumes general supervision over placing orders on behalf of the Master Portfolios for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA's policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. While BGFA generally seeks reasonably competitive spreads on commissions, each Master Portfolio will not necessarily be paying the lowest spread or commission available.

BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolios have adopted policies and procedures that prohibit the consideration of sales of a Master Portfolio's interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.


Purchases and sales of fixed-income securities for the CoreAlpha Bond Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The CoreAlpha Bond Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.


A Master Portfolio's purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of a Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as a Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to a Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which a Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolios will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

PORTFOLIO TURNOVER. Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders.

BROKERAGE COMMISSIONS. The table below sets forth the brokerage commissions paid by the Master Portfolios for the fiscal years noted. Any differences in brokerage commissions paid by a Master Portfolio from year to year are due to changes in market conditions and the frequency and size of interestholder transactions:



                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                        12/31/2006           12/31/2007          12/31/2008
---------------------------------  -------------------  -------------------  ------------------
Active Stock Master Portfolio      $784,104             $1,209,372           $1,329,221
CoreAlpha Bond Master Portfolio           N/A                  N/A                  N/A



BROKERAGE COMMISSIONS PAID TO AFFILIATES. The table below sets forth the brokerage commissions paid by the Master Portfolio to Barclays Global Investor Services ("BGIS"), an affiliate of BGFA and subsidiary of BGI, for the fiscal years noted:



                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                        12/31/2006           12/31/2007          12/31/2008
---------------------------------  -------------------  -------------------  ------------------
Active Stock Master Portfolio              $  0                 $  0                $  0
CoreAlpha Bond Master Portfolio            N/A                  N/A                  N/A



SECURITIES OF REGULAR BROKERS-DEALERS. As of December 31, 2008, the Master Portfolios owned securities of its "regular brokers or dealers" (as defined in the 1940 Act), or their parents, as follows:



MASTER PORTFOLIO                        BROKER-DEALER OR PARENT           AMOUNT
---------------------------------  --------------------------------  ---------------
Active Stock Master Portfolio      JP Morgan Chase & Co.              $ 19,769,657
                                   Bank of America Corp.              $ 11,098,574
                                   Citigroup Inc.                     $  6,998,154
                                   Goldman Sachs Group Inc. (The)     $  5,862,320
                                   Morgan Stanley                     $  2,774,824

CoreAlpha Bond Master Portfolio    Citigroup Inc.                     $ 15,304,872
                                   Bank of America Corp.              $  9,678,308
                                   Goldman Sachs Group Inc. (The)     $  7,031,456
                                   JP Morgan Chase & Co.              $  5,902,968
                                   Morgan Stanley                     $  5,553,228


ITEM 17. CAPITAL STOCK AND OTHER INTERESTS.


Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate PRO RATA in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made PRO RATA in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share PRO RATA in the Master Portfolio's net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. The Trust may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.


Each interestholder is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for interestholders' vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with
Item 6 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of a Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio;
(ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in the Master Portfolios may be suspended or the date of redemption payment postponed as provided in Item 6 in Part A.

VALUATION. In calculating a Master Portfolio's net asset value, the Master Portfolio's investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer) or (iii) based on amortized cost. In the case of shares of other funds that are not traded on an exchange, a market valuation means such fund's published net asset value per share. BGFA may use various pricing services or discontinue the use of any pricing service.

Foreign currency-denominated securities are valued using foreign currency exchange rates provided by independent sources.


DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, the Trust shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns Interests of a particular series or class, of interests equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of the Trust equal to or in excess of a percentage of the aggregate outstanding interests of the Trust, or a percentage of the aggregate net asset value of the Trust, as determined from time to time by the Trustees.


NEW YORK STOCK EXCHANGE CLOSINGS. The holidays on which the NYSE is closed currently are: New Year's Day, Martin Luther King, Jr.'s Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.


MIP is organized as a statutory trust under Delaware law. Under MIP's current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolios will not be subject to any U.S. federal income tax. However, each investor's share (as determined in accordance with the governing instruments of MIP) of a Master Portfolio's income, gain, loss, deduction, and credit generally will be included in determining the investor's U.S. federal income tax liability. The determination of such share will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


The Master Portfolios' taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.


It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its shareholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

Withdrawals by investors from a Master Portfolio generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor's interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Master Portfolio and includes a disproportionate share of any "unrealized receivables" or inventory that has substantially appreciated in value as provided in Section 751 of the Code held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor's interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor's share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions to the investor, the tax basis of any property distributed to the investor from the Master Portfolio, and tax losses allocated to the investor.

Amounts realized by each Master Portfolio in foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their shareholders.


"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but may also include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, its interestholders could be subject to U.S. federal income tax and Internal Revenue Service ("IRS") interest charges on "excess distributions" received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require a Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. A Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the interestholders of a Master Portfolio may incur the tax and interest charges described above in some instances.


Rules governing the U.S. federal income tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while each Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. Each Master Portfolio intends to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company which invests in a Master Portfolio to maintain its status under the Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements.


Some of a Master Portfolio's investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.


In addition to the investments described above, prospective interestholders should be aware that other investments made by a Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although each Master Portfolio seeks to avoid significant amounts of non-cash income or gain, such non-cash income or gain could be recognized by a Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Code. In this regard, a Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.


Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to "qualified dividend income" of 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. Absent further legislation, these reduced rates of tax will cease to apply to taxable years beginning after December 31, 2010. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its PRO RATA share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

In addition, SEI provides certain compliance related, sales related and other services for MIP pursuant to a Service Standards Agreement with BGI, and BGI compensates SEI for these services.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.


The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm's reports for the Master Portfolios for the fiscal year ended December 31, 2008 are included in the Master Portfolios' Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 6, 2009 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts B delivered to interestholders or prospective interestholders.

                                   APPENDIX A

                     DESCRIPTION OF CORPORATE BOND RATINGS

Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings given to securities at issuance do not necessarily represent ratings which would be given to these securities on a particular subsequent date.

Bonds which are unrated expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated speculative bonds. Evaluation of these securities is dependent on the investment adviser's judgment, analysis and experience in the evaluation of such bonds.

Investors should note that the assignment of a rating to a bond by a rating service may not reflect the effect of recent developments on the issuer's ability to make interest and principal payments.

The descriptions below relate to corporate bonds and are not applicable to the other types of securities.

MOODY'S INVESTORS SERVICE, INC.

AAA: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risk appear somewhat larger than the Aaa securities.

A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA: Bonds which are rated Baa are considered as medium-grade obligations (I.E., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

BA: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during other good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

CAA: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

CA: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

ABSENCE OF RATING: Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

Should no rating be assigned, the reason may be one of the following:

1. An application for rating was not received or accepted.

2. The issue or issuer belongs to a group of securities or companies that are not rated as a matter of policy.

                                     App-1

3. There is a lack of essential data pertaining to the issue or issuer.

4. The issue was privately placed, in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

NOTE: Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

STANDARD & POOR'S RATINGS GROUP

AAA: An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated AA differs from the highest rated obligations only to a small degree. The obligor's capacity to meet its financial commitment is very strong.

A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.


C: A 'C' rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the 'C' rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument's terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D: An obligation rated 'D' is in payment default. The 'D' rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation's rating is lowered to 'D' upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.


                                     App-2

PLUS (+) OR MINUS (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

NR: NR indicates no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

COMMERCIAL PAPER

A: S&P's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

A-3: Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

FITCH RATINGS


INVESTMENT-GRADE BOND RATINGS


AAA: Highest credit quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good credit quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

HIGH YIELD BOND RATINGS


BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment-grade.


B: Highly speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, AND C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, AND D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90% and "D" the lowest recovery potential, I.E., below 50%.

                                     App-3

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect of repaying all obligations.

NOTES TO RATINGS

"+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category, to categories below "CCC," or to short-term ratings other than "F-l."

"NR" indicates that Fitch does not rate the issuer or issue in question.


"Withdrawn": A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.


                                     App-4

                          MASTER INVESTMENT PORTFOLIO

                          BOND INDEX MASTER PORTFOLIO
                         S&P 500 INDEX MASTER PORTFOLIO

                                EXPLANATORY NOTE

This is the combined Part A and Part B for the Bond Index Master Portfolio and the S&P 500 Index Master Portfolio (each, a "Master Portfolio" and collectively, the "Master Portfolios"). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio ("MIP"), an open-end, series management investment company.

Each Master Portfolio operates as part of a master-feeder structure, and a corresponding feeder fund (a BGIF Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the BGIF Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act"), of Barclays Global Investors Funds ("BGIF") (File Nos. 33-54126; 811-07332) that relates to and includes the prospectus and the statement of additional information of the Bond Index Fund and S&P 500 Stock Fund (each, a "BGIF Feeder Fund" and, collectively, the "BGIF Feeder Funds"). Each BGIF Feeder Fund invests all of its assets in a Master Portfolio. The Bond Index Fund invests all of its assets in the Bond Index Master Portfolio and the S&P 500 Stock Fund invests all of its assets in the S&P 500 Index Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BGIF files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a supplement to a BGIF Feeder Fund's prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BGIF Feeder Fund's current prospectus and statement of additional information, as supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

                                     PART A

                                 APRIL 30, 2009


THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY "SECURITY" WITHIN THE MEANING OF THE 1933 ACT.


The Master Portfolios' Part B, dated April 30, 2009, is incorporated by reference into this Part A.


Responses to Items 1 through 3 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each Master Portfolio's investment objective, principal investment strategies and related risks from the following sections of the Prospectus: "Investment Objectives," "Summary of Principal Investment Strategies," "Summary of Principal Risk Factors," "A Further Discussion of Principal Investment Strategies," and "A Further Discussion of Principal Risk Factors."

A description of the Master Portfolios' policies and procedures with respect to the disclosure of the Master Portfolios' portfolio holdings is available in the SAI and is available free of charge by calling 1-877-BGI-1544 (1-877-244-1544) (toll-free).

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

Barclays Global Fund Advisors ("BGFA") serves as investment adviser to the Master Portfolios. BGFA manages the investing of the Master Portfolios' assets and provides the Master Portfolios with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP's board of trustees (the "Board of Trustees" or the "Board") and in conformity with Delaware law and the stated policies of the Master Portfolios.

MIP incorporates by reference the information concerning each Master Portfolio's and MIP's management from the following sections of the Prospectus:
"Management of the Funds - Investment Adviser," "Management of the Funds - Portfolio Managers - Bond Index Fund" and "Management of the Funds - Portfolio Managers - S&P 500 Stock Fund."

MIP further incorporates by reference additional management information from the following section of the Prospectus: "Management of the Funds - Administrative Services."

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. Each Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an "interestholder") of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series:
Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath(Reg.
TM) Retirement Master Portfolio, LifePath 2010 Master Portfolio(Reg. TM), LifePath 2020 Master Portfolio(Reg. TM), LifePath 2030 Master Portfolio(Reg.
TM), LifePath 2040 Master Portfolio(Reg. TM), LifePath(Reg. TM) 2050 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Index Master Portfolio. Interests in the listed master portfolios that are not covered in this Part A and in Part B are offered pursuant to separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of each other series.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, CA 94105.

Please see Items 7 and 17 for a further description of MIP's capital structure.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder's proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio's aggregate net assets ("Net Assets") (I.E., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio's Net Assets is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") which is generally 4:00 p.m. (Eastern Time) ("Valuation Time") on each day the NYSE is open for business (a "Business Day").

An investor in a Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio's Net Assets by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction:
(i) the numerator of which is the value of the investor's cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio's Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

MIP also incorporates by reference the information from the following section of the SAI: "Determination of Net Asset Value."


An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value ("NAV") next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the same day after receiving a redemption request in proper form. A Master Portfolio can delay payment for one day, or longer than one day, under extraordinary circumstances. Generally, those extraordinary circumstances are when (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio's investments is not reasonably practicable; or
(iv) for such other periods as the Securities and Exchange Commission ("SEC") by order may permit. Each Master Portfolio reserves the right to suspend investors' rights of redemption and to delay delivery of redemption proceeds, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.


The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities held by the Master Portfolios rather than in cash. These "in-kind" redemptions may occur if the amount to be redeemed is large enough to affect a Master Portfolio's operations (E.G., if it represents more than 1% of a Master Portfolio's assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios' net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio's net investment income will be distributed to an interestholder's account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder's account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders PRO RATA in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectus: "Shareholder Information - Frequent Trading in Fund Shares."

TAXES


Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor's share of a Master Portfolio's income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor's U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have "passed through" to interestholders their proportionate shares of the Master Portfolio's interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor's beneficial interests in the Master Portfolio. Such distributions will reduce an investor's tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its interestholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Code, and 90% of its net tax-exempt interest (if any) for each taxable year).


ITEM 7. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a "master" in a "master/feeder" structure. Only "feeder funds" - I.E., investment companies that are "accredited investors" and invest all of their assets in the Master Portfolios - or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. SEI Investments Distribution Co. ("SEI") is the placement agent for the Master Portfolios. In addition, SEI provides certain compliance related, sales related and other services for the Master Portfolios pursuant to a Service Standards Agreement with Barclays Global Investors, N.A. ("BGI"), the administrator, and BGI compensates SEI for these services.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

                          MASTER INVESTMENT PORTFOLIO

                          BOND INDEX MASTER PORTFOLIO
                         S&P 500 INDEX MASTER PORTFOLIO

                  PART B - STATEMENT OF ADDITIONAL INFORMATION


                                 APRIL 30, 2009


ITEM 9. COVER PAGE AND TABLE OF CONTENTS.


Master Investment Portfolio ("MIP" or the "Trust") is an open-end, series management investment company. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in connection with the combined Part A, also dated April 30, 2009, of the Bond Index Master Portfolio and the S&P 500 Index Master Portfolio (each, a "Master Portfolio" and collectively, the "Master Portfolios"). All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of the Bond Index Fund and the S&P 500 Stock Fund (each, a "BGIF Feeder Fund" and collectively, the "BGIF Feeder Funds"), as amended, revised or supplemented from time to time (the "SAI"). A copy of Part A may be obtained without charge by writing Master Investment Portfolio, Transfer Agent, c/o State Street Bank and Trust Company, Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's registration statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                      -----
         ITEM 10 TRUST HISTORY                                          B-2
         ITEM 11 DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR         B-2
    INVESTMENTS AND RISKS
         ITEM 12 MANAGEMENT OF THE TRUST                                B-2
         ITEM 13 CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS     B-3
         ITEM 14 INVESTMENT ADVISORY AND OTHER SERVICES                 B-4
         ITEM 15 PORTFOLIO MANAGERS                                     B-5
         ITEM 16 BROKERAGE ALLOCATION AND OTHER PRACTICES               B-5
         ITEM 17 CAPITAL STOCK AND OTHER INTERESTS                      B-5
         ITEM 18 PURCHASE, REDEMPTION AND PRICING OF INTERESTS          B-6
         ITEM 19 TAXATION OF THE TRUST                                  B-6
         ITEM 20 UNDERWRITERS                                           B-8
         ITEM 21 CALCULATIONS OF PERFORMANCE DATA                       B-8
         ITEM 22 FINANCIAL STATEMENTS                                   B-8

ITEM 10. TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios.

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.


INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio's additional investment strategies, risks and restrictions from the following sections of the SAI: "Description of the Funds and their
Investments and Risks - Investment Objectives and Policies," "Description of the Funds and their Investments and Risks - Fundamental Investment Restrictions of the Master Portfolios," "Description of the Funds and their Investments and Risks - Non-Fundamental Investment Restrictions of the Master Portfolios," and "Investments and Risks of the Master Portfolios."


PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio's policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI:
"Portfolio Holdings Information."

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the section of Part A entitled "Management, Organization and Capital Structure."

MIP incorporates by reference the information concerning the management of the Trust and the Master Portfolios from the following section of the SAI:
"Management." The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same Lead Independent Trustee and the same committee structure as the Board of Trustees of BGIF.


COMPENSATION OF TRUSTEES. Effective as of January 1, 2009, the Trust pays each Independent Trustee the Trust's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $60,000; (ii) a per meeting fee of $6,000 for meetings of the Board attended by the Trustee; (iii) a committee meeting fee of $2,500 for each Audit Committee meeting attended by the Trustee; and (iv) a committee meeting fee of $2,000 for each Nominating and Governance Committee meeting attended by the Trustee. The Chairperson of the Audit Committee is paid the Trust's allocable share of an annual fee of $10,000 and the Chairperson of the Nominating and Governance Committee is paid the Trust's allocable share of an annual fee of $5,000. The Lead Independent Trustee is paid the Trust's allocable share of an additional annual base fee of $17,500. These Independent Trustee fees and expenses are allocated between the Trust and MIP, based on their respective assets under management.

During the period January 1, 2008 through December 31, 2008, the Trust paid each Independent Trustee the Trust's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $50,000; (ii) a per meeting fee of $5,500 for meetings of the Board attended by the Trustee; and (iii) a committee meeting fee of $2,000 for each committee meeting attended by the Trustee. The Chairperson of the Audit Committee was paid the Trust's allocable share of an annual fee of $8,500 and the Chairperson of the Nominating and Governance Committee was paid the Trust's allocable share of an annual fee of $3,000. The Lead Independent Trustee was paid the Trust's allocable share of an additional annual base fee of $15,000. These Independent Trustee fees and expenses were allocated between the Trust and MIP, based on their respective assets under management.


The Trust reimburses each Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending Board and committee meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the fund complex, as defined in Form N-1A under the 1940 Act.

COMPENSATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008
-------------------------------------------


                               AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INTERESTED TRUSTEE        FROM THE TRUST        FROM FUND COMPLEX(1)
----------------------------  ------------------------  ---------------------
Lee T. Kranefuss                         $0                       $0
H. Michael Williams                      $0                       $0


                                 AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INDEPENDENT TRUSTEES        FROM THE TRUST        FROM FUND COMPLEX(1)
------------------------------  ------------------------  ---------------------
Mary G. F. Bitterman            $ 86,166                         $117,000
A. John Gambs                   $ 98,284                         $133,500
Hayne E. Leland                 $ 83,896                         $114,000
Jeffrey M. Lyons                $ 92,021                         $125,000
Wendy Paskin-Jordan             $ 88,022                         $119,500
Leo Soong                       $101,970                         $138,500


-------
(1)Includes compensation for services on the Board of Trustees of BGIF.


CODES OF ETHICS. MIP has the same code of ethics as BGIF. MIP incorporates by reference the code of ethics information from the following section of the SAI:
"Management - Codes of Ethics."


PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following section of the SAI:
"Management - Proxy Voting Policies of the Master Portfolios."

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o Barclays Global Investors, N.A. - Mutual Fund Administration, 400 Howard Street, San Francisco, CA 94105. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of the Trust and reported to the Board of Trustees.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.


As of March 31, 2009, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of a Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.




                                                                             PERCENTAGE OF    NATURE OF
        MASTER PORTFOLIO            NAME AND ADDRESS OF INTERESTHOLDER     MASTER PORTFOLIO   OWNERSHIP
-------------------------------- ---------------------------------------- ------------------ ----------
Bond Index Master Portfolio      BGIF Bond Index Fund                             100%         Record
                                 Barclays Global Investors Funds
                                 400 Howard Street
                                 San Francisco, CA 94105
S&P 500 Index Master Portfolio   BGIF S&P 500 Stock Fund                           10%         Record
                                 Barclays Global Investors Funds
                                 400 Howard Street
                                 San Francisco, CA 94105
                                 Transamerica Partners Stock Index Fund            23%         Record
                                 4 Manhattanville Rd.
                                 Purchase, NY 10577

                                                                             PERCENTAGE OF    NATURE OF
 MASTER PORTFOLIO            NAME AND ADDRESS OF INTERESTHOLDER            MASTER PORTFOLIO   OWNERSHIP
------------------ ------------------------------------------------------ ------------------ -----------
                   State Farm S&P 500 Index Fund                                   23%          Record
                   One State Farm Plaza
                   Bloomington, IL 61791
                   Transamerica Partners Institutional Stock Index Fund            39%          Record
                   4 Manhattanville Rd.
                   Purchase, NY 10577


For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a BGIF Feeder Fund, or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to the Trust (E.G., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.


As of March 31, 2009, no Trustee owned any beneficial interest in the Trust, and the Trustees and principal officers of the Trust as a group beneficially owned less than 1% of the outstanding beneficial interests of the fund complex, as defined in Form N-1A under the 1940 Act.


ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 5 and 7 in Part A.

INVESTMENT ADVISER. MIP incorporates by reference the information concerning the investment adviser from the following sections of the SAI: "Investment Adviser and Other Service Providers - Investment Adviser" and "Investment Adviser and Other Service Providers - Advisory Fees."


For the fiscal years shown below, each Master Portfolio paid the following advisory fees to Barclays Global Fund Advisors ("BGFA"), net of waivers and/or offsetting credits:




                                   FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                       12/31/2006           12/31/2007          12/31/2008
--------------------------------  -------------------  -------------------  ------------------
Bond Index Master Portfolio            $  112,534           $   55,816          $   79,815
S&P 500 Index Master Portfolio         $1,199,234           $1,361,224          $1,143,908



The fees and expenses of the Independent Trustees of MIP, counsel to the Independent Trustees of MIP, and the independent registered public accounting firm that provides audit and non-audit services in connection with the Master Portfolios (collectively referred to as the "MIP Independent Expenses") are paid directly by the Master Portfolios. For the fiscal year ended December 31, 2007, BGFA voluntarily agreed to cap the non-extraordinary expenses of the Master Portfolios at the rate at which the Master Portfolios paid advisory fees to BGFA and, therefore, BGFA provided an offsetting credit against the advisory fees paid by the Master Portfolios in an amount equal to the MIP Independent Expenses. For the period from January 1, 2007 through April 30, 2011, each of Barclays Global Investors, N.A. ("BGI") and BGFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses.


For the fiscal years shown below, BGFA provided an offsetting credit, in the amounts shown, against advisory fees paid with respect to the Master
Portfolios:



                                   FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                       12/31/2006           12/31/2007          12/31/2008
--------------------------------  -------------------  -------------------  ------------------
Bond Index Master Portfolio             $30,930              $32,059              $21,382
S&P 500 Index Master Portfolio          $48,074              $60,165              $49,643


ADMINISTRATOR. MIP incorporates by reference the information concerning BGI, as the administrator of the Master Portfolios, from the following section of the
SAI: "Investment Adviser and Other Service Providers - Administrator."

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as it is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BGI or an affiliate receives advisory fees from the Master Portfolios.

PLACEMENT AGENT. SEI is the placement agent for the Master Portfolios. SEI is a registered broker-dealer located at One Freedom Valley Drive, Oaks, PA 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent. See "Underwriters" at Item 20 below.


CUSTODIAN. State Street Bank and Trust Company ("State Street") is the Master Portfolios' custodian and is located at 200 Clarendon Street, Boston, MA 02116. State Street is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.


TRANSFER AND DIVIDEND DISBURSING AGENT. State Street also acts as the Master Portfolios' transfer and dividend disbursing agent. For its services as transfer and dividend disbursing agent to the Master Portfolios, State Street is entitled to receive fees based on the Master Portfolios' net assets. See "Expenses."

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP ("PwC"), located at Three Embarcadero Center, San Francisco, CA 94111, serves as the independent registered public accounting firm for the Trust. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.


LEGAL COUNSEL. Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, MA 02109, serves as legal counsel to the Trust, MIP and BGFA.


EXPENSES. BGI has agreed to bear all costs of the Master Portfolios' and MIP's operations, other than brokerage expenses, advisory fees, distribution plan expenses, MIP Independent Expenses, litigation expenses, taxes or other extraordinary expenses. BGI has contracted with State Street to provide certain sub-administration services for the Master Portfolios, and BGI pays State Street for these services. Each of BGI and BGFA, as applicable, has also contractually undertaken to reimburse or credit the Master Portfolios for MIP Independent Expenses. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolios. General expenses of MIP shall be allocated among its portfolios in a manner that is proportionate to the Net Assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the SAI: "Portfolio Managers."

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios' policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: "Portfolio Transactions."

ITEM 17. CAPITAL STOCK AND OTHER INTERESTS.


Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate PRO RATA in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made PRO RATA in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share PRO RATA in the Master Portfolio's net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. The Trust may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for interestholders' vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with
Item 6 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 6 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios' and MIP's pricing of interests from the following section of the
SAI: "Determination of Net Asset Value."


DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, the Trust shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the NAV thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate NAV of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class, of interests equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate NAV of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of the Trust equal to or in excess of a percentage of the aggregate outstanding interests of the Trust, or a percentage of the aggregate NAV of the Trust, as determined from time to time by the Trustees.


ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP's current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor's share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income, gain, loss, deduction, and credit generally will be included in determining the investor's U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


Each Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.


It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its shareholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Code, and 90% of its net tax-exempt interest (if any) for each taxable year). Each Master Portfolio shall enable such regulated investment companies to meet their Subchapter M requirements by investing in the Underlying Funds, each of which is treated as either a disregarded entity, non-publicly traded partnership or regulated investment company for U.S. federal income tax purposes.

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor's interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Master Portfolio and includes a disproportionate share of any "unrealized receivables" or inventory that has substantially appreciated in value as provided in Section 751 of the Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor's interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor's share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions to the investor, the tax basis of any property distributed to the investor from the Master Portfolio, and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their shareholders.

"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also may include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service ("IRS") interest charges on "excess distributions" received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.


Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. A Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, interestholders of the Master Portfolios may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio's investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated investment company that invests in a Master Portfolio to maintain its status under the Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant amounts of non-cash income or gain, such income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.


Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to "qualified dividend income" of 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. Absent further legislation, these reduced rates of tax will cease to apply to taxable years beginning after December 31, 2010. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its PRO RATA share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 7 in Part A.

In addition, SEI provides certain compliance related, sales related and other services for MIP pursuant to a Service Standards Agreement with BGI, and BGI compensates SEI for these services.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.


The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm's reports for the BGIF Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2008 are included in the Master Portfolios' Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 6, 2009 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts B delivered to interestholders or prospective interestholders.

                          MASTER INVESTMENT PORTFOLIO

                 LIFEPATH(Reg. TM) RETIREMENT MASTER PORTFOLIO
                    LIFEPATH 2010 MASTER PORTFOLIO(Reg. TM)
                    LIFEPATH 2020 MASTER PORTFOLIO(Reg. TM)
                    LIFEPATH 2030 MASTER PORTFOLIO(Reg. TM)
                    LIFEPATH 2040 MASTER PORTFOLIO(Reg. TM)
                    LIFEPATH(Reg. TM) 2050 MASTER PORTFOLIO

                                EXPLANATORY NOTE

This is the combined Part A and Part B for the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio and LifePath 2050 Master Portfolio (each, a "Master Portfolio" or "LifePath Master Portfolio" and collectively, the "Master Portfolios" or "LifePath Master Portfolios"). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio ("MIP"), an open-end, series management investment company.

Each Master Portfolio operates as part of a master-feeder structure, and a corresponding feeder fund (a BGIF Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the BGIF Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act"), of Barclays Global Investors Funds ("BGIF") (File Nos. 33-54126; 811-07332) that relates to and includes the Class I, Class R and Class S prospectuses and the statement of additional information of the LifePath(Reg.
TM) Retirement Portfolio, LifePath 2010 Portfolio(Reg. TM), LifePath 2020 Portfolio(Reg. TM), LifePath 2030 Portfolio(Reg. TM), LifePath 2040 Portfolio(Reg. TM) and LifePath(Reg. TM) 2050 Portfolio (each, a "BGIF Feeder Fund" and collectively, the "BGIF Feeder Funds"). Each BGIF Feeder Fund invests all of its assets in a corresponding Master Portfolio. The LifePath Retirement Portfolio, LifePath 2010 Portfolio, LifePath 2020 Portfolio, LifePath 2030 Portfolio, LifePath 2040 Portfolio and LifePath 2050 Portfolio each, respectively, invests all of its assets in the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio and LifePath 2050 Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BGIF files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a supplement to a BGIF Feeder Fund's prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BGIF Feeder Fund's current prospectus and statement of additional information, as supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

LifePath(Reg. TM) is a registered service mark of Barclays Global Investors, N.A. ("BGI") and the LifePath products are covered by U.S. Patents 5,812,987 and 6,336,102.

                                     PART A

                                 APRIL 30, 2009


THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY "SECURITY" WITHIN THE MEANING OF THE 1933 ACT.


The Master Portfolios' Part B, dated April 30, 2009, is incorporated by reference into this Part A.


Responses to Items 1 through 3 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each LifePath Master Portfolio's investment objective, principal investment strategies, related risks and disclosure of portfolio holdings from the following sections of the
Prospectus: "Overview," "Investment Objectives," "Summary of Principal Investment Strategies," "Summary of Principal Risk Factors," "A Further Discussion of Principal Investment Strategies," and "A Further Discussion of Principal Risk Factors." Registrant further incorporates by reference the "Disclaimers" from the Prospectus.

A description of the Master Portfolio's policies and procedures with respect to the disclosure of the Master Portfolio's portfolio holdings is available in the SAI and is available free of charge by calling 1-877-BGI-1544 (1-877-244-1544) (toll-free).

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

Barclays Global Fund Advisors ("BGFA") serves as investment adviser to the Master Portfolios. BGFA manages the investing of the Master Portfolios' assets and provides the Master Portfolios with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP's board of trustees (the "Board of Trustees" or the "Board") and in conformity with Delaware law and the stated policies of the Master Portfolios.

MIP incorporates by reference the information concerning each Master Portfolio's and MIP's management from the following sections of the Prospectus:
"Management of the LifePath Portfolios - Investment Adviser" and "Management of the LifePath Portfolios - Portfolio Managers."

MIP further incorporates by reference additional management information from the following section of the Prospectus: "Management of the LifePath Portfolios
- Administrative Services."

ORGANIZATION AND CAPITAL STRUCTURE


MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. Each Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an "interestholder") of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series:
Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, LifePath 2050 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Index Master Portfolio. Interests in the listed Master Portfolios that are not covered in this Part A and in Part B are offered pursuant to separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.


All consideration received by MIP for interests in one of its series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of each other series.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, CA 94105.

Please see Items 7 and 17 for a further description of MIP's capital structure.


ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder's proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio's aggregate net assets ("Net Assets") (I.E., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio's Net Assets is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") which is generally 4:00 p.m. (Eastern Time) ("Valuation Time") on each day the NYSE is open for business (a "Business Day").

An investor in a Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio's Net Assets by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction:
(i) the numerator of which is the value of the investor's cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio's Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

Each Master Portfolio is a "fund of funds" - I.E., each Master Portfolio invests in registered investment companies (the "Underlying Funds"). The net asset value ("NAV") of each Master Portfolio is calculated based on the NAVs of the Underlying Funds in which the Master Portfolio invests. The registration statements for the Underlying Funds include descriptions of the methods for valuing the Underlying Funds' investments, including a description of the circumstances in which the investments of the Underlying Funds that are not money market funds would be valued using fair value pricing and the effects of using fair value pricing.

MIP also incorporates by reference the information from the following section of the SAI: "Determination of Net Asset Value."

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the NAV next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the next Business Day after receiving a properly executed redemption order and no longer than seven days after receiving the order. The Trust may, however, suspend the right of redemption or postpone redemption payments for longer than seven days for any period during which (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio's investments is not reasonably practicable; or
(iv) for such other periods as the Securities and Exchange Commission ("SEC") by order may permit, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities held by the Master Portfolios or in the Underlying Funds rather than in cash. These "in-kind" redemptions may occur if the amount to be redeemed is large enough to affect a Master Portfolio's operations (E.G., if it represents more than 1% of a Master Portfolio's assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios' net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio's net investment income will be distributed to an interestholder's account on the applicable payment date.

Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder's account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders PRO RATA in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectus: "Shareholder Information - Frequent Trading in LifePath Portfolio Shares."

TAXES


Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor's share of a Master Portfolio's income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor's U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have "passed through" to interestholders their proportionate shares of the Master Portfolio's interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor's beneficial interests in the Master Portfolio. Such distributions will reduce an investor's tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its interestholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Code, and 90% of its net tax-exempt interest (if any) for each taxable year).


ITEM 7. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a "master" fund in a "master/ feeder" structure. Only "feeder funds" - I.E., investment companies that are "accredited investors" and invest all of their assets in the Master Portfolios
- or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. SEI Investments Distribution Co. ("SEI") is the placement agent for the Master Portfolios. In addition, SEI provides certain compliance related, sales related and other services for the Master Portfolios pursuant to a Service Standards Agreement with BGI, the administrator, and BGI compensates SEI for these services.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

MIP's Board of Trustees has adopted, on behalf of each LifePath Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan provides that if any portion of a LifePath Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each LifePath Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a LifePath Master Portfolio such payment would be authorized pursuant to the Plan. These payments, if any, would be paid out of the LifePath Master Portfolios' assets on an on-going basis. Over time, these payments would increase the cost of an interestholder's investment and may cost an interestholder more than paying other types of sales charges. The LifePath Master Portfolios currently do not pay any amounts pursuant to the Plan.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

                          MASTER INVESTMENT PORTFOLIO

                 LIFEPATH(Reg. TM) RETIREMENT MASTER PORTFOLIO
                    LIFEPATH 2010 MASTER PORTFOLIO(Reg. TM)
                    LIFEPATH 2020 MASTER PORTFOLIO(Reg. TM)
                    LIFEPATH 2030 MASTER PORTFOLIO(Reg. TM)
                    LIFEPATH 2040 MASTER PORTFOLIO(Reg. TM)
                    LIFEPATH(Reg. TM) 2050 MASTER PORTFOLIO

                  PART B - STATEMENT OF ADDITIONAL INFORMATION


                                 APRIL 30, 2009


ITEM 9. COVER PAGE AND TABLE OF CONTENTS.


Master Investment Portfolio ("MIP" or the "Trust") is an open-end, series management investment company. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. This Part B is for the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio and LifePath 2050 Master Portfolio (each, a "Master Portfolio" or "LifePath Master Portfolio" and collectively, the "Master Portfolios" or "LifePath Master Portfolios"). This Part B is not a prospectus and should be read in conjunction with the combined Part A, also dated April 30, 2009, of the LifePath Master Portfolios. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of the LifePath(Reg. TM) Retirement Portfolio, LifePath 2010 Portfolio(Reg. TM), LifePath 2020 Portfolio(Reg. TM), LifePath 2030 Portfolio(Reg. TM), LifePath 2040 Portfolio(Reg. TM) and LifePath(Reg. TM) 2050 Portfolio (each, a "BGIF Feeder Fund" and collectively, the "BGIF Feeder Funds"), as amended, revised or supplemented from time to time (the "SAI"). A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o State Street Bank and Trust Company, Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956.
MIP's registration statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

                                TABLE OF CONTENTS


                                                                       PAGE
                                                                      -----
         ITEM 10 TRUST HISTORY                                          B-2
         ITEM 11 DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR         B-2
    INVESTMENTS AND RISKS
         ITEM 12 MANAGEMENT OF THE TRUST                                B-2
         ITEM 13 CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS     B-3
         ITEM 14 INVESTMENT ADVISORY AND OTHER SERVICES                 B-4
         ITEM 15 PORTFOLIO MANAGERS                                     B-6
         ITEM 16 BROKERAGE ALLOCATION AND OTHER PRACTICES               B-6
         ITEM 17 CAPITAL STOCK AND OTHER INTERESTS                      B-6
         ITEM 18 PURCHASE, REDEMPTION AND PRICING OF INTERESTS          B-7
         ITEM 19 TAXATION OF THE TRUST                                  B-7
         ITEM 20 UNDERWRITERS                                           B-9
         ITEM 21 CALCULATIONS OF PERFORMANCE DATA                       B-9
         ITEM 22 FINANCIAL STATEMENTS                                   B-9

ITEM 10. TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios.

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio's additional investment strategies, risks and restrictions from the following sections of the SAI: "Description of the LifePath Portfolios and their Investments and Risks - Investment Objectives and Policies," "Description of the LifePath Portfolios and their Investments and Risks - Fundamental Investment Restrictions of the Master Portfolios," "Description of the LifePath Portfolios and their Investments and Risks - Non-Fundamental Investment Restrictions of the Master Portfolios," "Investments and Risks of the Master Portfolios," "Investments and Risks of the Underlying Funds," and "Appendix A."

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio's policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI:
"Portfolio Holdings Information."

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the section of Part A entitled "Management, Organization and Capital Structure."

MIP incorporates by reference the information concerning the management of the Trust and the Master Portfolios from the following section of the SAI:
"Management." The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same Lead Independent Trustee and the same committee structure as the Board of Trustees of BGIF.


COMPENSATION OF TRUSTEES. Effective as of January 1, 2009, the Trust pays each Independent Trustee the Trust's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $60,000; (ii) a per meeting fee of $6,000 for meetings of the Board attended by the Trustee; (iii) a committee meeting fee of $2,500 for each Audit Committee meeting attended by the Trustee; and (iv) a committee meeting fee of $2,000 for each Nominating and Governance Committee meeting attended by the Trustee. The Chairperson of the Audit Committee is paid the Trust's allocable share of an annual fee of $10,000 and the Chairperson of the Nominating and Governance Committee is paid the Trust's allocable share of an annual fee of $5,000. The Lead Independent Trustee is paid the Trust's allocable share of an additional annual base fee of $17,500. These Independent Trustee fees and expenses are allocated between the Trust and MIP, based on their respective assets under management.

During the period January 1, 2008 through December 31, 2008, the Trust paid each Independent Trustee the Trust's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $50,000; (ii) a per meeting fee of $5,500 for meetings of the Board attended by the Trustee; and (iii) a committee meeting fee of $2,000 for each committee meeting attended by the Trustee. The Chairperson of the Audit Committee was paid the Trust's allocable share of an annual fee of $8,500 and the Chairperson of the Nominating and Governance Committee was paid the Trust's allocable share of an annual fee of $3,000. The Lead Independent Trustee was paid the Trust's allocable share of an additional annual base fee of $15,000. These Independent Trustee fees and expenses were allocated between the Trust and MIP, based on their respective assets under management.


The Trust reimburses each Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending Board and committee meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the fund complex, as defined in Form N-1A under the 1940 Act.

COMPENSATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008
-------------------------------------------



                               AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INTERESTED TRUSTEE        FROM THE TRUST        FROM FUND COMPLEX(1)
----------------------------  ------------------------  ---------------------
Lee T. Kranefuss                         $0                       $0
H. Michael Williams                      $0                       $0


                                 AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INDEPENDENT TRUSTEES        FROM THE TRUST        FROM FUND COMPLEX(1)
------------------------------  ------------------------  ---------------------
Mary G. F. Bitterman            $ 86,166                         $117,000
A. John Gambs                   $ 98,284                         $133,500
Hayne E. Leland                 $ 83,896                         $114,000
Jeffrey M. Lyons                $ 92,021                         $125,000
Wendy Paskin-Jordan             $ 88,022                         $119,500
Leo Soong                       $101,970                         $138,500


-------
(1)Includes compensation for services on the Board of Trustees of BGIF.


CODES OF ETHICS. MIP has the same code of ethics as BGIF. MIP incorporates by reference the code of ethics information from the following section of the SAI:
"Management - Codes of Ethics."


PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following section of the SAI:
"Management - Proxy Voting Policies of the Master Portfolios."

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o Barclays Global Investors, N.A. - Mutual Fund Administration, 400 Howard Street, San Francisco, CA 94105. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of the Trust and reported to the Board of Trustees.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.


As of March 31, 2009, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of a Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.




                                                                           PERCENTAGE OF    NATURE OF
        MASTER PORTFOLIO           NAME AND ADDRESS OF INTERESTHOLDER    MASTER PORTFOLIO   OWNERSHIP
-------------------------------- -------------------------------------- ------------------ ----------
LifePath Retirement Master       BGIF LifePath Retirement Portfolio              48%         Record
Portfolio                        c/o Barclays Global Investors Funds
                                 400 Howard Street
                                 San Francisco, CA 94105
                                 State Farm LifePath Income Portfolio            52%         Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791

LifePath 2010 Master Portfolio   BGIF LifePath 2010 Portfolio                    49%         Record
                                 c/o Barclays Global Investors Funds
                                 400 Howard Street
                                 San Francisco, CA 94105

                                                                         PERCENTAGE OF    NATURE OF
        MASTER PORTFOLIO          NAME AND ADDRESS OF INTERESTHOLDER   MASTER PORTFOLIO   OWNERSHIP
-------------------------------- ------------------------------------ ------------------ -----------
                                 State Farm LifePath 2010 Portfolio            51%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791

LifePath 2020 Master Portfolio   BGIF LifePath 2020 Portfolio                  50%          Record
                                 c/o Barclays Global Investors Funds
                                 400 Howard Street
                                 San Francisco, CA 94105
                                 State Farm LifePath 2020 Portfolio            50%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791

LifePath 2030 Master Portfolio   BGIF LifePath 2030 Portfolio                  48%          Record
                                 c/o Barclays Global Investors Funds
                                 400 Howard Street
                                 San Francisco, CA 94105
                                 State Farm LifePath 2030 Portfolio            52%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791

LifePath 2040 Master Portfolio   BGIF LifePath 2040 Portfolio                  50%          Record
                                 c/o Barclays Global Investors Funds
                                 400 Howard Street
                                 San Francisco, CA 94105
                                 State Farm LifePath 2040 Portfolio            50%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791

LifePath 2050 Master Portfolio   BGIF LifePath 2050 Portfolio                  11%          Record
                                 c/o Barclays Global Investors Funds
                                 400 Howard Street
                                 San Francisco, CA 94105
                                 State Farm LifePath 2050 Portfolio            89%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791



For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a BGIF Feeder Fund, State Farm LifePath Income Portfolio or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to the Trust (E.G., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.

As of March 31, 2009, no Trustee owned any beneficial interest in the Trust, and the Trustees and principal officers of the Trust as a group beneficially owned less than 1% of the outstanding beneficial interests of the fund complex, as defined in Form N-1A under the 1940 Act.


ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 5 and 7 in Part A.

INVESTMENT ADVISER. MIP incorporates by reference the information concerning the investment adviser from the following sections of the SAI: "Investment Adviser and Other Service Providers - Investment Adviser" "Investment Adviser and Other Service Providers - Advisory Fees" and "Investment Adviser and Other Service Providers - Underlying Funds."

For the fiscal years shown below, each Master Portfolio paid the following advisory fees to Barclays Global Fund Advisors ("BGFA"), net of waivers and/or offsetting credits:




                                         FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                             12/31/2006           12/31/2007          12/31/2008
--------------------------------------  -------------------  -------------------  ------------------
LifePath Retirement Master Portfolio          $ 32,867             $ 41,176           $  39,183
LifePath 2010 Master Portfolio                $138,187             $170,415           $ 128,015
LifePath 2020 Master Portfolio                $228,356             $297,905           $ 195,434
LifePath 2030 Master Portfolio                $139,165             $195,351           $ 120,088
LifePath 2040 Master Portfolio                $ 77,298             $117,693           $  63,689
LifePath 2050 Master Portfolio(1)               N/A                  N/A               ($12,879)


-------

(1)LifePath 2050 Portfolio commenced operations on June 30, 2008.


For the fiscal years shown below, BGFA waived the following advisory fees payable by the Master Portfolios:




                                         FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                             12/31/2006           12/31/2007          12/31/2008
--------------------------------------  -------------------  -------------------  ------------------
LifePath Retirement Master Portfolio         $  821,705           $  955,919          $1,013,186
LifePath 2010 Master Portfolio               $2,454,275           $2,980,055          $2,868,956
LifePath 2020 Master Portfolio               $4,172,136           $5,428,868          $5,319,065
LifePath 2030 Master Portfolio               $2,809,596           $4,037,758          $4,090,883
LifePath 2040 Master Portfolio               $1,903,134           $2,982,176          $3,075,233
LifePath 2050 Master Portfolio(1)               N/A                  N/A              $    7,356


-------

(1)LifePath 2050 Portfolio commenced operations on June 30, 2008.

The fees and expenses of the Independent Trustees of MIP, counsel to the Independent Trustees of MIP, and the independent registered public accounting firm that provides audit and non-audit services in connection with the Master Portfolios (collectively referred to as the "MIP Independent Expenses") are paid directly by the Master Portfolios. For the fiscal year ended December 31, 2007, BGFA voluntarily agreed to cap the non-extraordinary expenses of the Master Portfolios at the rate at which the Master Portfolios paid advisory fees to BGFA and, therefore, BGFA provided an offsetting credit against the advisory fees paid by the Master Portfolios in an amount equal to the MIP Independent Expenses. For the period January 1, 2007 through April 30, 2011, each of BGI and BGFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses.


For the fiscal years shown below, BGFA provided an offsetting credit, in the amounts shown, against advisory fees paid with respect to the Master
Portfolios:



                                         FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                             12/31/2006           12/31/2007          12/31/2008
--------------------------------------  -------------------  -------------------  ------------------
LifePath Retirement Master Portfolio          $25,002              $27,206              $16,674
LifePath 2010 Master Portfolio                $28,424              $32,953              $23,247
LifePath 2020 Master Portfolio                $31,980              $39,714              $31,947
LifePath 2030 Master Portfolio                $28,998              $35,541              $27,570
LifePath 2040 Master Portfolio                $27,058              $32,498              $23,893
LifePath 2050 Master Portfolio(1)               N/A                  N/A                $13,190


-------

(1)LifePath 2050 Portfolio commenced operations on June 30, 2008.


ADMINISTRATOR. MIP incorporates by reference the information concerning BGI, as the administrator of the Master Portfolios, from the following section of the
SAI: "Investment Adviser and Other Service Providers - Administrator."

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as it is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BGI or an affiliate receives advisory fees from the Master Portfolios.

PLACEMENT AGENT. SEI is the placement agent for the Master Portfolios. SEI is a registered broker-dealer located at One Freedom Valley Drive, Oaks, PA 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent. See "Underwriters" at Item 20 below.


CUSTODIAN. State Street Bank and Trust Company ("State Street") is the Master Portfolios' custodian and is located at 200 Clarendon Street, Boston, MA 02116. State Street is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.


TRANSFER AND DIVIDEND DISBURSING AGENT. State Street also acts as the Master Portfolios' transfer and dividend disbursing agent. For its services as transfer and dividend disbursing agent to the Master Portfolios, State Street is entitled to receive fees based on the Master Portfolios' net assets. See "Expenses."

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP ("PwC"), located at Three Embarcadero Center, San Francisco, CA 94111, serves as the independent registered public accounting firm for the Trust. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.


LEGAL COUNSEL. Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, MA 02109, serves as legal counsel to the Trust, MIP and BGFA.


EXPENSES. BGI has agreed to bear all costs of the Master Portfolios' and MIP's operations, other than brokerage expenses, advisory fees, distribution plan expenses, MIP Independent Expenses, litigation expenses, taxes or other extraordinary expenses. BGI has contracted with State Street to provide certain sub-administration services for the Master Portfolios, and BGI pays State Street for these services. Each of BGI and BGFA, as applicable, has also contractually undertaken to reimburse or credit the Master Portfolios for MIP Independent Expenses. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolios. General expenses of MIP shall be allocated among its portfolios in a manner that is proportionate to the Net Assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the SAI: "Portfolio Managers."

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios' policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: "Portfolio Transactions."

ITEM 17. CAPITAL STOCK AND OTHER INTERESTS.


Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate PRO RATA in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made PRO RATA in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share PRO RATA in the Master Portfolio's net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. The Trust may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for interestholders' vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with
Item 6 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 6 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios' and MIP's pricing of interests from the following section of the
SAI: "Determination of Net Asset Value."


DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, the Trust shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the NAV thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate NAV of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class, of interests equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate NAV of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of the Trust equal to or in excess of a percentage of the aggregate outstanding interests of the Trust, or a percentage of the aggregate NAV of the Trust, as determined from time to time by the Trustees.


ITEM 19. TAXATION OF THE TRUST.


MIP is organized as a statutory trust under Delaware law. Under MIP's current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor's share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income, gain, loss, deduction, and credit generally will be included in determining the investor's U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


Each Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, it will file appropriate U.S. federal income tax returns.


It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its shareholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Code, and 90% of its net tax-exempt interest (if any) for each taxable year). Each Master Portfolio shall enable such regulated investment companies to meet their Subchapter M requirements by investing in the Underlying Funds, each of which is treated as either a disregarded entity, non-publicly traded partnership or regulated investment company for U.S. federal income tax purposes.

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor's interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Master Portfolio and includes a disproportionate share of any "unrealized receivables" or inventory that has substantially appreciated in value as provided in Section 751 of the Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor's interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor's share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by an Underlying Fund in which the Master Portfolio invests on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their shareholders.


"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If an Underlying Fund acquires any equity interest (which generally includes not only stock but may also include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, the interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service ("IRS") interest charges on "excess distributions" received by the Master Portfolio from the Underlying Fund that invests in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in Underlying Funds that invest in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the interestholders of the Master Portfolio may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio's investments in Underlying Funds may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated investment company, that invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant amounts of non-cash income or gain, such income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.


Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to "qualified dividend income" of 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. Absent further legislation, these reduced rates of tax will cease to apply to taxable years beginning after December 31, 2010. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its PRO RATA share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 7 in Part A.

In addition, SEI provides certain compliance related, sales related and other services for MIP pursuant to a Service Standards Agreement with BGI, and BGI compensates SEI for these services.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.


The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm's reports for the BGIF Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2008 are included in the Master Portfolios' Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 6, 2009 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts B delivered to interestholders or prospective interestholders.

                         MASTER INVESTMENT PORTFOLIO

                             File No. 811-08162

                                   PART C

                              OTHER INFORMATION           Amendment No. 38

Item 23. Exhibits.

Exhibit Description
------- ---------------------------------------------------------------------

(a)(1) Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to Amendment No. 35 to the Registrant's Registration Statement, filed December 27, 2006 ("Amendment No. 35").

(a)(2) Certificate of Trust, incorporated herein by reference to the Registrant's Registration Statement, filed November 15, 1993 and to Amendment No. 7 to the Registration Statement, filed August 31, 1998 ("Amendment No. 7").

(a)(3) Certificate of Amendment to the Certificate of Trust is incorporated herein by reference to Amendment No. 7.

(b)(1) Amended and Restated By-Laws, dated November 17, 2006, is incorporated herein by reference to Amendment No. 35.

(c)     Not applicable.

(d)(1) Investment Advisory Contract between Registrant and Barclays Global Fund Advisors ("BGFA") on behalf of the LifePath(R) Retirement, LifePath 2010(R), LifePath 2020(R), LifePath 2030(R) and LifePath 2040(R) Master Portfolios is incorporated herein by reference to Amendment No. 14 to the Registrant's Registration Statement, filed April 30, 2001.

(d)(2) Investment Advisory Contract between Registrant and BGFA on behalf of the Bond Index Master Portfolio is incorporated herein by reference to Amendment No. 3 to the Registrant's Registration Statement, filed January 8, 1996 ("Amendment No. 3").

(d)(3) Investment Advisory Contract between Registrant and BGFA on behalf of the S&P 500 Index Master Portfolio is incorporated herein by reference to Amendment No. 3.

(d)(4) Investment Advisory Contract between Registrant and BGFA on behalf of the Money Market Master Portfolio is incorporated by reference to Amendment No. 9 to the Registrant's Registration Statement, filed February 22, 1999 ("Amendment No. 9").

(d)(5) Investment Advisory Contract between Registrant and BGFA on behalf of the Prime Money Market Master Portfolio is incorporated herein by reference to Amendment No. 20 to the Registrant's Registration Statement, filed April 30, 2003.

(d)(6) Investment Advisory Contract between Registrant and BGFA on behalf of the Active Stock Master Portfolio is incorporated herein by reference to Amendment No. 33 to the Registrant's Registration Statement, filed May 1, 2006 ("Amendment No. 33").

(d)(7) Investment Advisory Contract between Registrant and BGFA on behalf of the Government Money Market Master Portfolio and the Treasury Money Market Master Portfolio is incorporated herein by reference to Amendment No. 28 to the Registrant's Registration Statement, filed January 28, 2005.

(d)(8) Investment Advisory Contract between Registrant and BGFA on behalf of the CoreAlpha Bond Master Portfolio is incorporated by reference to Amendment No. 33.

(d)(9) Investment Advisory Contract between Registrant and BGFA on behalf of the LifePath 2050 Master Portfolio, dated March 26, 2008 is incorporated herein by reference to Amendment No. 37 to the Registrant's Registration Statement, filed April 29, 2008 ("Amendment No. 37").

(d)(10) Master Advisory Fee Waiver Agreement between Registrant and BGFA is incorporated herein by reference to Amendment No. 33.

(d)(11) Schedule A to the Master Advisory Fee Waiver Agreement between Registrant and BGFA is filed herein.

(e)(1) Placement Agency Agreement between Registrant and SEI Investments Distributor Co. ("SEI") is incorporated herein by reference to Amendment No. 33.

(e)(2) Amended Schedule I to the Placement Agency Agreement between Registrant and SEI is incorporated herein by reference to Amendment No. 37.

(f)     Not applicable.

(g)(1) Custody Agreement between Registrant and Investors Bank & Trust Co. ("IBT")/1/, dated October 21, 1996, on behalf of each Master Portfolio is incorporated by reference to Amendment No. 13 to the Registrant's Registration Statement, filed December 8, 2000.

(g)(2) Amendment, dated June 1, 2001, to the Custodian Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 33.

(g)(3) Amendment, dated March 28, 2003, to the Custodian Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 33.

(g)(4) Schedule A to the Custodian Agreement between Registrant and IBT/1/, dated March 26, 2008, is incorporated herein by reference to Amendment No. 37.

(g)(5) Revised Master Fee Schedule, dated September 1, 2004, to each of the Sub-Administration Agreement, dated October 21, 1996, and the Custody Agreement dated October 21, 1996, each as amended from time to time, incorporated by reference to Amendment No. 33.

(g)(6) Amendment, dated September 1, 2004, to the Custodian Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 33.

(g)(7) Amendment, dated January 1, 2006, to the Custodian Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 34 to the Registrant's Registration Statement, filed July 28, 2006 ("Amendment No. 34").

(h)(1) Amended and Restated Administration Agreement, dated May 17, 2007, between Registrant and Barclays Global Investors, N.A. ("BGI") on behalf of each Master Portfolio is incorporated by reference to Amendment No. 33.

(h)(2) Appendix A to the Administration Agreement, dated March 26, 2008, between Registrant and BGI on behalf of each Master Portfolio is incorporated herein by reference to Amendment No. 37.

(h)(3) Sub-Administration Agreement, dated October 21, 1996, between IBT/1/ and BGI on behalf of each Master Portfolio is incorporated herein by reference to Amendment No. 9.

(h)(4) Amendment, dated December 31, 2002, to the Sub-Administration Agreement between IBT/1/ and BGI is incorporated herein by reference to Amendment No. 33.

(h)(5) Amendment, dated September 1, 2004, to the Sub-Administration Agreement between IBT/1/ and BGI is incorporated herein by reference to Amendment No. 33.

(h)(6) Amendment, dated January 1, 2006, to the Sub-Administration Agreement between IBT/1/ and BGI is incorporated herein by reference to Amendment No. 34.

(h)(7) Amendment, dated January 1, 2007, to the Sub-Administration Agreement between IBT/1/ and BGI filed as Exhibit (h)(6) is incorporated herein by reference to Amendment No. 36 to the Registrant's Registration Statement, filed April 30, 2007 ("Amendment No. 36").

(h)(8) Revised Master Fee Schedule, dated September 1, 2004, to each of the Sub-Administration Agreement and the Custody Agreement, each as amended from time to time, is incorporated herein by reference to Amendment No. 33.

(h)(9) Securities Lending Agency Agreement, dated April 2, 2007, between Registrant and BGI filed as Exhibit (h)(8) is incorporated herein by reference to Amendment No. 36.

(h)(10) Schedule A, dated March 26, 2008, to Securities Lending Agency Agreement between Registrant and BGI is incorporated herein by reference to Amendment No. 37.

(h)(11) Transfer Agency Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 34.

(h)(12) Appendix A, dated March 26, 2008, to the Transfer Agency Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 37.

(h)(13) Independent Expense Waiver Agreement between Registrant, Barclays Global Investors Funds ("BGIF"), BGI and BGFA, dated March 19, 2009, is filed herein.

(i) Consent of Counsel (Wilmer Cutler Pickering Hale and Dorr LLP) is filed herein.

(j)     Consent of Independent Registered Public Accounting Firm
        (PricewaterhouseCoopers LLP) is filed herein.

(k)     Not applicable.

(l)     Not applicable.

(m) Distribution Plan for the LifePath Master Portfolios is incorporated herein by reference to Amendment No. 37.

(n)     Not applicable.

(p)(1) Joint Code of Ethics of Registrant and BGIF is incorporated herein by reference to Amendment No. 31 to the Registrant's Registration Statement, filed June 17, 2005 ("Amendment No. 31").

(p)(2) Code of Ethics of BGFA is incorporated herein by reference to Amendment No. 31.

(p)(3) Code of Ethics of SEI is incorporated herein by reference to Amendment No. 29 to the Registrant's Registration Statement, filed April 29, 2005.

(q) Powers of Attorney for Mary G.F. Bitterman, A. John Gambs, Lee T. Kranefuss, Wendy Paskin-Jordan, Leo Soong, H. Michael Williams, Hayne Leland and Jeffrey M. Lyons are filed herein.

Item 24. Persons Controlled by or Under Common Control with Registrant

The chart below identifies persons who are controlled by or who are under common control with a Master Portfolio. For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Each of the companies listed below is organized under the laws of the State of Delaware.

                                 Persons Controlled by or Under   Percentage
                                 Common Control with the Master    of Voting
       Master Portfolio                    Portfolios             Securities
-------------------------------  -------------------------------  -----------
     LifePath 2020 Master         Active Stock Master Portfolio       30%
         Portfolio(R)                   400 Howard Street
  Master Investment Portfolio        San Francisco, CA 94105
       400 Howard Street
    San Francisco, CA 94105

     LifePath 2030 Master         Active Stock Master Portfolio       29%
         Portfolio(R)                   400 Howard Street
  Master Investment Portfolio        San Francisco, CA 94105
       400 Howard Street
    San Francisco, CA 94105

     LifePath 2040 Master         Active Stock Master Portfolio       25%
         Portfolio(R)                   400 Howard Street
  Master Investment Portfolio        San Francisco, CA 94105
       400 Howard Street
    San Francisco, CA 94105

     LifePath 2010 Master        CoreAlpha Bond Master Portfolio      31%
         Portfolio(R)                   400 Howard Street
  Master Investment Portfolio        San Francisco, CA 94105
       400 Howard Street
    San Francisco, CA 94105

     LifePath 2020 Master        CoreAlpha Bond Master Portfolio      35%
         Portfolio(R)                   400 Howard Street
  Master Investment Portfolio        San Francisco, CA 94105
       400 Howard Street
    San Francisco, CA 94105

Item 25. Indemnification

Article IX of the Registrant's Second Amended and Restated Agreement and Declaration of Trust provides:

   (a) Subject to the exceptions and limitations contained in paragraph
(b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

   (b) No indemnification shall be provided hereunder to a Covered Person:
(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person's office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

   (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

   (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Trustee who is not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

   (e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

Item 26. Business and Other Connections of Investment Adviser.

   The Master Portfolios are advised by BGFA, a wholly-owned subsidiary of BGI, located at 400 Howard St., San Francisco, CA 94105. BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

   The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. Information as to the executive officers and directors of BGFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

Item 27. Principal Underwriters.

(a) Furnish the name of each investment company (other than the Registrant) for which each principal underwriter currently distributing the securities of the Registrant also acts as a principal underwriter, distributor or investment adviser.

    Registrant's placement agent, SEI (the "Distributor"), acts as distributor for:

 SEI Daily Income Trust                 iShares, Inc.
 SEI Liquid Asset Trust                 CNI Charter Funds
 SEI Tax Exempt Trust                   Oak Associates Funds
 SEI Institutional Managed Trust        iShares Trust
 SEI Institutional International Trust  Optique Funds, Inc.
 The Advisors' Inner Circle Fund        Causeway Capital Management Trust
 The Advisors' Inner Circle Fund II     The Arbitrage Funds
 Bishop Street Funds                    The Turner Funds
 SEI Asset Allocation Trust             ProShares Trust
 SEI Institutional Investments Trust    Community Reinvestment Act Qualified
                                        Investment Fund
 SEI Opportunity Fund, L.P.             SEI Alpha Strategy Portfolios, LP
 TD Asset Management USA Funds          SEI Structured Credit Fund, LP
 Wilshire Mutual Funds, Inc.            Barclays Global Investors Funds
 Wilshire Variable Insurance Trust      Global X Funds
 Forward Funds                          Veritas Funds

The Distributor provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services and automated execution, clearing and settlement of securities transactions.

(b) Furnish the information required by the following table with respect to each director, officer or partner of each principal underwriter named in the answer to Item 20 of Part B. Unless otherwise noted, the business address of each director or officer is One Freedom Valley Drive, Oaks, Pennsylvania 19456.

                                                              Positions and Offices
Name                 Positions and Offices with Underwriter      with Registrant
-------------------  ---------------------------------------- ---------------------
William M. Doran     Director                                          --
Edward D. Loughlin   Director                                          --
Wayne M. Withrow     Director                                          --
Kevin Barr           President & Chief Executive Officer               --
Maxine Chou          Chief Financial Officer, Chief
                     Operating Officer & Treasurer                     --
John Munch           General Counsel & Secretary                       --
Karen LaTourette     Chief Compliance Officer, Anti-Money
                     Laundering Officer & Assistant Secretary          --
Mark J. Held         Senior Vice President                             --
Lori L. White        Vice President & Assistant Secretary              --

                                                              Positions and Offices
Name                 Positions and Offices with Underwriter      with Registrant
-------------------  ---------------------------------------  ---------------------
Robert Silvestri     Vice President                                    --
John Coary           Vice President & Assistant Secretary              --
John Cronin          Vice President                                    --

(c) Not applicable.

Item 28. Location of Accounts and Records

   (a) The Registrant maintains accounts, books and other documents required by
Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of State Street Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116.

   (b) BGFA and BGI maintain all Records relating to their services as adviser and administrator, respectively, at 400 Howard Street, San Francisco, California 94105.

   (c) SEI maintains all Records relating to its services as distributor at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

   (d) State Street Bank and Trust Company maintains all Records relating to its services as sub-administrator, transfer agent and custodian at 200 Clarendon Street, Boston, Massachusetts 02116.

Item 29. Management Services

   Other than as set forth under the captions "Item 5, Management, Organization and Capital Structure" in Part A of this Registration Statement, and "Item 12, Management of the Trust" and "Item 14, Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30. Undertakings

   Not applicable.
--------
/1/ On July 2, 2007, State Street Corporation acquired Investors Financial
    Services Corporation, the parent company of IBT, which provides sub-administrative, custodial and transfer agency services for the Portfolios.

                                  SIGNATURES

   Pursuant to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Registrant has duly caused this Amendment No. 38 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 30th day of April, 2009.

                                             MASTER INVESTMENT PORTFOLIO

                                             By:  /s/ Jack Gee
                                                  ------------------------------
                                                  Jack Gee
                                                  Treasurer
                                                  (Chief Financial Officer)

   Pursuant to the requirements of the 1940 Act, this Amendment No. 38 to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

     Signature                     Title                        Date
     ---------                     -----                        ----

     *                             Trustee and President        April 30, 2009
     ----------------------------  (Chief Executive Officer)
     H. Michael Williams

     *                             Trustee                      April 30, 2009
     ----------------------------
     Mary G.F. Bitterman

     *                             Trustee                      April 30, 2009
     ----------------------------
     A. John Gambs

     *                             Trustee                      April 30, 2009
     ----------------------------
     Hayne E. Leland

     *                             Trustee                      April 30, 2009
     ----------------------------
     Jeffrey M. Lyons

     *                             Trustee                      April 30, 2009
     ----------------------------
     Lee T. Kranefuss

     *                             Trustee                      April 30, 2009
     ----------------------------
     Wendy Paskin-Jordan

     *                             Trustee                      April 30, 2009
     ----------------------------
     Leo Soong

     /s/Jack Gee                   Treasurer (Chief Financial   April 30, 2009
     ----------------------------  Officer)
     Jack Gee

By:  /s/ Jack Gee
     ----------------------------
     Jack Gee *

* As Attorney-in-Fact pursuant to the powers of attorney as filed herein.

                                 Exhibit Index

(d)(11) Schedule A to the Master Advisory Fee Waiver Agreement between Registrant and BGFA.

(h)(13) Independent Expense Waiver Agreement between Registrant, BGIF, BGI and BGFA.

(i)     Consent of Counsel (Wilmer Cutler Pickering Hale and Dorr LLP).

(j)     Consent of Independent Registered Public Accounting Firm
        (PricewaterhouseCoopers LLP).

(q) Powers of Attorney for Mary G.F. Bitterman, A. John Gambs, Lee T. Kranefuss, Wendy Paskin-Jordan, Leo Soong, H. Michael Williams, Hayne Leland and Jeffrey M. Lyons.